Exhibit 3.1

FORM OF UNDERWRITING AGREEMENT

June [    ], 2014

Performance Sports Group Ltd.

100 Domain Drive
Exeter, NH 03833

Attention: Mr. Amir Rosenthal

Ladies and Gentlemen:

Re:          Offering of [     ] Common Shares of Performance Sports Group Ltd.

The undersigned, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC (together, the “Joint Bookrunners”), for themselves and as representatives of the several underwriters named in Section 20.1 hereof (together with the Joint Bookrunners, the “Underwriters”) understand that Performance Sports Group Ltd. (f/k/a Bauer Performance Sports Ltd.), a British Columbia corporation (the “Corporation”), proposes to sell to the Underwriters an aggregate of [    ] Common Shares (as hereinafter defined) (the “Purchased Securities”) pursuant to this underwriting agreement (this “Agreement”).

The Corporation has prepared and filed with the securities regulatory authorities (the “Canadian Securities Regulators”) in each of the provinces of Canada (the “Qualifying Jurisdictions”) a preliminary short form base PREP prospectus dated June 9, 2014 relating to the distribution of the Securities (as hereinafter defined) pursuant to applicable securities laws of the Qualifying Jurisdictions and the respective rules, regulations, blanket rulings, orders and notices made thereunder and the local, uniform, national and multilateral instruments and policies adopted by the Canadian Securities Regulators in the Qualifying Jurisdictions (collectively, as applied and interpreted, the “Canadian Securities Laws”) including Multilateral Instrument 11-102 Passport System (“MI 11-102”) and National Policy 11-202 Process for Prospectus Reviews in Multiple Jurisdictions (“NP 11-202”). Such preliminary short form base PREP prospectus relating to the distribution of the Securities (as hereinafter defined), including any documents incorporated by reference therein and any supplements or amendments thereto, is herein called the “Canadian Preliminary Prospectus.” The Ontario Securities Commission has issued a Preliminary Passport System Decision Document (as hereinafter defined) for the Canadian Preliminary Prospectus.

The Corporation has also prepared and filed with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Canada/United States Multi-Jurisdictional Disclosure System adopted by the Canadian Securities Regulators and the SEC (the “MJDS”), a registration statement on Form F-10 (Registration No. 333-196614) for the registration of the Offering, under the United States Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”), including the Canadian Preliminary Prospectus with such deletions therefrom and additions or changes thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC. Such prospectus relating to the distribution of the Securities used in the United States, including the documents incorporated by reference therein and any supplements or amendments thereto, is herein called the “U.S. Preliminary Prospectus.” The effective date of the registration statement on Form F-10 containing the U.S. Preliminary Prospectus (the “Initial Registration Statement”), or, if the Corporation files any post-effective amendment to the Initial Registration Statement, the effective date of the latest such amendment is hereinafter called the “Effective Date.” The Corporation has also prepared and filed with the SEC an Appointment of Agent for Service of Process and Undertaking on Form F-X at the time of the Initial Registration Statement on Form F-10 (the “Form F-X”).

In addition, the Corporation (a) has prepared and filed (i) with the Canadian Securities Regulators in the

Qualifying Jurisdictions, a final short form base PREP prospectus dated June [     ], 2014 relating to the distribution of the Securities (including any documents incorporated therein by reference (including without limitation any Marketing Document (as hereinafter defined)) and any supplements or amendments thereto, the “Canadian Final Prospectus”), pursuant to NI 44-101 and NI 44-103 (each as hereinafter defined), omitting the PREP Information (as hereinafter defined) in accordance with the rules and procedures set forth in NI 44-103 (the “PREP Procedures”) and (ii) with the SEC an amendment or amendments to the Initial Registration Statement to include the Canadian Final Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) omitting the PREP Information, which most recent such amendment has become effective upon filing with the SEC pursuant to Rule 467(a) under the Securities Act (the “U.S. Final Prospectus”) and (b) will prepare and file, as promptly as possible and in any event within two business days of the execution and delivery of this Agreement, (i) with the Canadian Securities Regulators in the Qualifying Jurisdictions, in accordance with the PREP Procedures, a supplemented prospectus setting forth the PREP Information (including any documents incorporated therein by reference and any supplements or amendments thereto, the “Canadian Supplemented Prospectus”), and (ii) with the SEC, the Canadian Supplemented Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) (the “U.S. Supplemented Prospectus”). The information, if any, included in the Canadian Supplemented Prospectus that is omitted from the Canadian Final Prospectus for which the Final Passport Decision Document (as hereinafter defined) has been obtained, but that is deemed under the PREP Procedures to be incorporated by reference into the Canadian Final Prospectus as of the date of the Canadian Supplemented Prospectus, is referred to herein as the “PREP Information.”

The registration statement on Form F-10, including any amendment thereof on or prior to the Effective Date and including the exhibits thereto, the documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the Effective Date for purposes of Section 11 under the Securities Act and including the PREP Information, is herein called the “Registration Statement.”

The U.S. Final Prospectus relating to the distribution of the Securities in the United States, including the documents incorporated by reference therein and any supplements thereto, is herein called the “U.S. Prospectus,” except that when a U.S. Supplemented Prospectus is thereafter furnished to the Underwriters, including a U.S. Supplemented Prospectus that includes the PREP Information, after the execution of this Agreement, the term “U.S. Prospectus” shall mean such U.S. Supplemented Prospectus, including the documents incorporated by reference therein and any supplements thereto.

The Canadian Final Prospectus for which the Final Passport Decision Document has been obtained is herein referred to as the “Canadian Prospectus,” except that, when a Canadian Supplemented Prospectus is thereafter filed with the Canadian Securities Regulators, the term “Canadian Prospectus” shall mean such Canadian Supplemented Prospectus, including the documents incorporated by reference therein and any amendments or supplements thereto.

The Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus, including the documents incorporated by reference therein and any supplements or amendments thereto that omits the PREP Information are herein collectively sometimes referred to as the “Preliminary Prospectuses.” The U.S. Prospectus and the Canadian Prospectus are hereinafter collectively sometimes referred to as the “Prospectuses.” The U.S. Supplemented Prospectus and the Canadian Supplemented Prospectus are hereinafter collectively sometimes referred to as the “Supplemented Prospectuses.”

Any Prospectus Amendment (as hereinafter defined) (including any document incorporated by reference therein), and any amended or supplemented prospectus or auxiliary material, information, evidence, return, report, application, statement or document that is filed by or on behalf of the Corporation with the Canadian Securities Regulators in the Qualifying Jurisdictions or with the SEC after the Canadian Supplemented Prospectus and the U.S. Supplemented Prospectus have been filed and prior to the expiry of the period of distribution of the Securities, is referred to herein collectively as the “Supplementary Material.”

As used herein, the “Applicable Time” is [     ]:[     ] p.m. (New York City time) on June [    ], 2014. As used herein, a “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and a “Time of Sale Prospectus” means the U.S. Preliminary Prospectus together with the information and the free writing prospectuses, if any, identified in Schedule I hereto, and “road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person and that is a “written communication” (as defined in Rule 405 under the Securities Act) (each such road show, a “Road Show”).

As used herein, the terms “Registration Statement,” “Preliminary Prospectuses,” “Time of Sale Prospectus,” “Prospectuses,” and “Supplemented Prospectuses” shall include the documents incorporated or deemed to be incorporated by reference therein (including without limitation any Marketing Document) (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.

All references in this Agreement to the Registration Statement, the U.S. Preliminary Prospectus or the U.S. Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to Corporation Financial Statements and schedules and other information which are “contained,” “included” or “stated” in the Registration Statement, the U.S. Preliminary Prospectus, the Time of Sale Prospectus, the U.S. Prospectus or the U.S. Supplemented Prospectus (and all other references of like import) shall be deemed to mean and include all such Corporation Financial Statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the U.S. Preliminary Prospectus, the Time of Sale Prospectus, the U.S. Prospectus or the U.S. Supplemented Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the U.S. Preliminary Prospectus, the Time of Sale Prospectus, the U.S. Prospectus or the U.S. Supplemented Prospectus, as the case may be, shall be deemed to mean and include the filing of any document under the United States Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”) or otherwise that is or is deemed to be incorporated by reference in the Registration Statement, the U.S. Preliminary Prospectus, the Time of Sale Prospectus or the U.S. Prospectus, as the case may be.

As used herein, “business day” shall mean a day on which each of the New York Stock Exchange and the Toronto Stock Exchange is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

Based on the foregoing, and subject to the terms and conditions contained in this Agreement, the Underwriters severally and not jointly, on the basis of the percentages set forth in Section 20.1 of this Agreement, agree to purchase from the Corporation, and by its acceptance hereof, the Corporation agrees to sell to the Underwriters all, but not less than all, of the Purchased Securities on the Closing Date (as defined below) at a price of $[     ] per Purchased Security  for an aggregate gross purchase price for the Purchased Securities of $[     ] (the “Purchase Price”) against delivery of the Purchased Securities.

In addition, the Corporation hereby grants to the Underwriters an over-allotment option exercisable at the Underwriters’ sole discretion (the “Over-Allotment Option”) to purchase, severally and not jointly, up to an additional [     ] Common Shares to cover over-allotments, if any, and for market stabilization purposes (the “Additional Securities” and, together with the Purchased Securities, the “Securities”) on the same basis as the purchase of the Purchased Securities and at the same price of $[     ] per Additional Security.

If the Joint Bookrunners, on behalf of the Underwriters, elect to exercise the Over-Allotment Option, the Joint Bookrunners shall notify the Corporation in writing not later than 48 hours prior to the Option Closing Date (as defined below), which notice shall specify the aggregate number of Additional Securities to be purchased by the Underwriters and the date on which such Additional Securities are to be purchased (the “Over-Allotment Option Notice”). The date of such purchase may be the same as the Closing Date, but not earlier than the Closing Date nor later than 30 days following the Closing Date. Upon the furnishing of such written notice, the Corporation shall be obligated to sell such number of Additional Securities specified in the Over-Allotment Option Notice. If any Additional Securities are purchased, each Underwriter agrees, severally and not jointly, to purchase that number of Additional Securities equal to the total number of Additional Securities to be purchased multiplied by the percentage set out in Section 20.1 opposite the name of such Underwriter (subject to such adjustments to eliminate fractional shares as the Joint Bookrunners, on behalf of the Underwriters, may determine).

CERTAIN DEFINITIONS

In this Agreement:

“Additional Securities” has the meaning given to it above;

“affiliate” and “subsidiary” have the meanings given to them in the Securities Act (Ontario);

“Agreement” has the meaning given to it above;

“Annual MD&A” means Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Corporation for the three and twelve month periods ended May 31, 2013;

“Applicable Time” has the meaning given to it above;

“BCBCA” means the Business Corporations Act (British Columbia);

“Business” means the business carried on by the Corporation and the Subsidiaries as described in the Offering Documents;

“business day” has the meaning given to it above;

“Canadian Securities Laws” has the meaning given to it above;

“Canadian Securities Regulators” has the meaning given to it above;

“Claims” has the meaning given to it in Section 16.2;

“Closing” means the completion of the sale by the Corporation and the purchase by the Underwriters, of the Purchased Securities pursuant to this Agreement;

“Closing Date” means June [     ], 2014 or such other date as the Corporation and the Underwriters may agree upon in writing or as may be changed pursuant to Section 8;

“Closing Time” means 8:00 a.m. (New York City time) on the Closing Date;

“Common Shares” means the common shares in the capital of the Corporation;

“Continuing Underwriters” has the meaning given to it in Section 20.1;

“Contracts” has the meaning given to it in Section 6.21;

“Corporation” has the meaning given to it above;

“Corporation Contracts” has the meaning given to it in Section 6.20;

“Corporation Financial Information” means (i) the Corporation Financial Statements; (ii) the information relating to the Corporation contained in the Offering Documents under the headings “Summary Consolidated Financial Data,” “Selected Consolidated Financial Data,” “Presentation of Financial

Information” “Non-GAAP Measures,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and “Index to Consolidated Financial Statements,” and (iii) Annual MD&A and the Q3 MD&A;

“Corporation Financial Statements” means (a)  the audited consolidated statements of financial position of the Corporation as at May 31, 2013 and 2012, the consolidated statements of comprehensive income, changes in equity and cash flows of the Corporation for the years ended May 31, 2013 and 2012, together with the notes thereto and auditors’ report thereon and (b) the unaudited condensed consolidated interim financial statements of the Corporation as at February 28, 2014 and for the three and nine months ended February 28, 2014 and 2013, together with the notes thereto;

“Corporation’s Auditors” means KPMG LLP;

“Credit Facilities” has the meaning given to it in the Offering Documents;

“Defaulted Securities” has the meaning given to it in Section 20.1;

“EDGAR” has the meaning given to it above;

“Effective Date” has the meaning given to it above;

“Environmental Laws” means any and all Canadian federal, provincial or territorial, United States federal or state, or local and foreign laws, rules, regulations, and any order or decree relating to the regulation or protection of human health, safety or the environment or to releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances, Hazardous Materials, wastes or recyclables;

“ERISA” has the meaning given to it in Section 6.32;

“Easton” means Easton-Bell Sports, Inc.;

“Easton Baseball/Softball Business” means the Easton baseball and softball business and the assets formerly used in Easton’s lacrosse business acquired by the Corporation, through its subsidiaries, on April 15, 2014;

“Easton Financial Statements” means (a) the audited statements of assets acquired and liabilities assumed of the Easton Baseball/Softball Business as of December 28, 2013 and December 29, 2012 and the statements of direct revenues and expenses for the fiscal years then ended, and (b) the unaudited statements of assets acquired and liabilities assumed of the Easton Baseball/Softball Business at March 29, 2014 and the unaudited statements of direct revenues and expenses for the fiscal quarters ended March 29, 2014 and March 30, 2013;

“Exchange Act” has the meaning given to it above;

“Final Passport System Decision Document” means a receipt issued by the Ontario Securities Commission (in its capacity as principal regulator under the Passport System) evidencing that final receipts of the Canadian Securities Regulators in each of the Qualifying Jurisdictions have been issued in respect of the Canadian Prospectus;

“free writing prospectus” has the meaning given to it above;

“Governmental Authority” any (i) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, arbitrator, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision, agent, commission, board, or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, and any stock exchange or self-regulatory authority and, for greater certainty, includes the

Canadian Securities Regulators, the TSX and the Investment Industry Regulatory Organization of Canada;

“Governmental Charges” means all taxes, duties, levies, assessments, reassessments and other charges together with all related penalties, interest and fines, payable in respect of periods ending on or before the Closing Date to any domestic or foreign government (federal, provincial, state, municipal or otherwise) or to any regulatory authority, agency, commission or board of any domestic or foreign government, or imposed by any court or any other law, regulation or rule making entity having jurisdiction in the relevant circumstances, applicable, as the case may be, to any of the Corporation and the Subsidiaries;

“Hazardous Material” means, collectively, (i) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of “hazardous recyclables,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants,” “pollutants” or words of similar import under any Environmental Law, and (ii) any other chemical, contaminant, pollutant, deleterious substance, dangerous good or other material or substance, which is limited or regulated under any Environmental Law;

“IFRS” means International Financial Reporting Standards, which are issued by the International Accounting Standards Board, as adopted in Canada;

“Incorporated Documents” has the meaning given to it above;

“Indemnified Party” has the meaning given to it in Section 16.1;

“Intellectual Property” means trademarks, trade names, service marks, patents, copyrights, applications therefor and licences or other rights in respect thereof;

“Joint Bookrunners” has the meaning given to it above;

“knowledge of the Corporation” or “Corporation’s knowledge” means the actual knowledge of any of the executive officers or directors of the Corporation after due inquiry;

“Laws” means all laws, statutes, codes, ordinances, decrees, rules, regulations, by-laws, statutory rules, published policies and guidelines, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, including general principles of common and civil law, and terms and conditions of any grant of approval, permission, authority or licence of any Governmental Authority, and the term “applicable” with respect to those Laws and in the context that refers to one or more persons, means that those Laws apply to that person or persons or its or their business, operations or assets and emanate from a person having jurisdiction over the person or persons or its or their business, operations or assets;

“Lien” means any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature, or any other arrangement or condition which, in substance, secures payment or performance of an obligation;

“Marketing Documents” means, collectively, all marketing materials (including any template version, revised template version or limited use version thereof) provided to a potential investor in connection with the Offering;

“marketing materials” has the meaning ascribed thereto under NI 41-101;

“Material Adverse Effect” or “Material Adverse Change” means (i) any event, occurrence, state of facts, effect or change on the Corporation and the Subsidiaries or the Business, as the case may be, in each case taken as a whole and as a going concern, that has had or could reasonably be expected to have a material adverse effect or change to the results of operations, financial condition, assets, properties, capital, liabilities (contingent or otherwise), cash flow, income or business operations of the Corporation and its Subsidiaries or the Business, as the case may be, in each case taken as a whole and as a going concern or (ii) any event, occurrence, state of facts, effect or change that would result in any Offering Document containing a misrepresentation;

“material change” has the meaning given to it in the Securities Act (Ontario);

“material fact” means a fact that significantly affects, or would or may reasonably be expected to have a significant effect, on the market price or value of the Securities;

“MJDS” has the meaning given to it above;

“MI 11-102” has the meaning given to it above;

“misrepresentation” means a misrepresentation for the purposes of applicable Canadian Securities Laws or any of them or, where undefined under the applicable Canadian Securities Laws of a Qualifying Jurisdiction or for purposes of U.S. federal securities laws, means: (x) in relation to the Offering Documents (other than the Registration Statement) (i) an untrue statement of a material fact or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made and (y) in relation to the Registration Statement, (i) an untrue statement of a material fact or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading;

“notice” has the meaning given to it in Section 27;

“NI 41-101” means National Instrument 41-101 - General Prospectus Requirements;

“NI 44-101” means National Instrument 44-101 — Short Form Prospectus Distributions;

“NI 44-103” means National Instrument 44-103 — Post-Receipt Pricing;

“NI 51-102” means National Instrument 51-102 — Continuous Disclosure Obligations;

“NP 11-202” has the meaning given to it above;

“Offering” means the offer and sale of the Securities under this Agreement;

“Offering Documents” means the Registration Statement, Preliminary Prospectuses, Time of Sale Prospectus, Prospectuses, Supplemented Prospectuses, and any Supplementary Material (including, for greater certainty, the Incorporated Documents);

“Option Closing” means completion of the sale by the Corporation, and the purchase by the Underwriters, of any or all of the Additional Securities pursuant to this Agreement;

“Option Closing Date” means the date, not earlier than the Closing Date or later than 30 days following the Closing Date, for the Option Closing set out in the Over-Allotment Option Notice;

“Option Closing Time” means 8:00 a.m. (Toronto time) on the Option Closing Date;

“Ordinary Course” means, with respect to an action taken by a Person, that such action is consistent in all material respects with past practices of the Person and is taken in the ordinary course of the normal day-to-day operations of the Person, in each case, as is determined as of the relevant date;

“Over-Allotment Fee” has the meaning given to it in Section 10.2;

“Over-Allotment Option” has the meaning given to it above;

“Over-Allotment Option Notice” has the meaning given to it above;

“Passport System” means the passport system review system and procedures provided for under MI 11-102 and NP 11-202;

“Permitted Liens” means (i) Liens for taxes and other governmental charges and assessments not yet due or delinquent or being contested in good faith by appropriate proceedings, (ii) Liens imposed by law and incurred in the Ordinary Course for obligations not yet due or delinquent, (iii) Liens in respect of pledges or deposits under workers’ compensation, social security or similar laws, other than with respect to any amounts which are due or delinquent, unless such amounts are being contested in good faith by appropriate proceedings, (iv) Liens for indebtedness arising in the Ordinary Course of business which is incurred to pay all or a part of the purchase price of any personal or moveable property and (v) Liens granted to secure obligations under the Credit Facilities;

“Person” means any individual, partnership, limited partnership, limited liability company, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

“Preliminary Passport System Decision Document” means a receipt issued by the Ontario Securities Commission (in its capacity as principal regulator under the Passport System) evidencing that receipts of the Canadian Securities Regulators in each of the Qualifying Jurisdictions have been issued in respect of the Canadian Preliminary Prospectus;

“Preliminary Prospectuses” has the meaning given to it above;

“Pro Forma Financial Statements” means (a) the unaudited pro forma consolidated statement of financial position of the Corporation as at February 28, 2014, (b) the unaudited pro forma consolidated statement of comprehensive income of the Corporation for the nine month period ending February 28, 2014, (c) the unaudited pro forma consolidated statement of comprehensive income of the Corporation for the twelve month period ending May 31, 2013, in each case together with the notes thereto and attached to the Prospectuses;

“Proportionate Voting Shares” means the proportionate voting shares in the capital of the Corporation;

“Prospectuses” has the meaning given to it above;

“Prospectus Amendment” means any amendment to the Preliminary Prospectuses, the Prospectuses or the Supplemented Prospectuses;

“Purchase Price” has the meaning given to it above;

“Purchased Securities” has the meaning given to it above;

“Q3 MD&A” means Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Corporation for the three and nine month periods ended February 28, 2014;

“Qualifying Jurisdictions” has the meaning given to it above;

“Refusing Underwriter” has the meaning given to in Section 20.1;

“Release” means the spilling, leaking, emptying, dumping, disposing, discharging, emitting, depositing, ejecting, escaping or any other release, whether intentional or unintentional, of any Hazardous Material;

“Returns” has the meaning given to it in Section 6.49;

“Roadshow” has the meaning given to it above;

“SEC” has the meaning given to it above;

“Securities” has the meaning given to it above;

“Securities Act” has the meaning given to it above;

“Selling Firm” has the meaning given to it in Section 3.1;

“standard term sheet” has the meaning ascribed thereto under NI 41-101;

“Subsidiary Contracts” has the meaning given to in Section 6.21;

“Subsidiaries” means, collectively, (i) KBAU Holdings Canada, Inc., (ii) Bauer Hockey Corp., (iii) Bauer Hockey, Inc., (iv) Mission-ITECH Hockey Inc., (v) Bauer Performance Lacrosse Inc., (vi) Bauer Performance Sports Uniforms Corp., (vii) Jacmal BV, (viii) Bauer CR spol s.r.o. (ix) Bauer Hockey GMbH, (x) Bauer Hockey AB, (xi) Bauer Hockey Finland, (xii) Bauer Hockey Norway, (xiii) Bauer Hockey Denmark, (xiv) BPS Diamond Sports Corp., (xv) BPS Diamond Sports Inc., (xvi) Bauer Performance Uniforms Inc., (xvii) Bauer Performance Lacrosse Corp., (xviii) Easton Baseball/Softball Corp., (xix) Easton Baseball/Softball Inc., (xx) BPS U.S. Holdings Inc., and (xxi) BPS Luxembourg Sarl;

“Supplementary Material” has the meaning given to it above;

“Tax” or “Taxes” means any domestic or foreign federal, provincial, territorial, state, municipal or local income, goods and services, value added, corporation, land transfer, licence, payroll, excise, sales, use, capital, withholding, franchise, business, property or other tax, levy, duty, fee, assessment, reassessment or other charges of any kind whatsoever, whether direct or indirect, including any interest, fine or penalty on any of the foregoing, whether disputed or not, and includes Canada Pension Plan premiums and employment insurance premiums and premiums for like plans in the jurisdictions where the business of a particular entity is conducted;

“Technology” means trade secrets, proprietary information, software and computer programs and source code data relating thereto, research records, test information, market surveys, marketing know-how, inventions, know-how, processes and procedures;

“template version” has the meaning ascribed thereto under NI 41-101 and includes any revised template version of marketing materials as contemplated by NI 41-101;

“Time of Sale Prospectus” has the meaning given to it above;

“TSX” means the Toronto Stock Exchange;

“Underwriter” and “Underwriters” have the respective meanings given to them above;

“Underwriting Fee” has the meaning given to it in Section 10.1;

“Underwriter Information” means such information or statements identified by the Underwriters in a letter separately furnished to the Corporation on the date hereof;

“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

“United States Securities Laws” means United States federal and state securities laws; and

Unless otherwise expressly provided in this Agreement, words importing only the singular number include the plural and vice versa and words importing gender include all genders. Reference to “Sections” or “Clauses” are to the appropriate Section or clause of this Agreement.

All references to “dollars” or “$” are to U.S. dollars, unless otherwise expressly stipulated.

TERMS AND CONDITIONS

1.             Compliance With Securities Laws

The Corporation will promptly fulfill and comply with, to the satisfaction of the Underwriters, acting reasonably, the Canadian Securities Laws and United States Securities Laws required to be fulfilled or complied with by the Corporation to enable the Securities to be lawfully distributed in such jurisdictions through the Underwriters or their respective affiliates or any other investment dealers or brokers registered in such jurisdictions as contemplated therein.

2.             Due Diligence

Prior to the filing of the Registration Statement, the Preliminary Prospectuses, the Time of Sale Prospectus, the Prospectuses, the Supplemented Prospectuses or any Supplementary Material, the Corporation shall have permitted or permit, as the case may be, the Underwriters to review and participate in the preparation thereof, and shall allow each of the Underwriters to conduct any due diligence investigations which any of them reasonably requires in order to fulfill its obligations under the Canadian Securities Laws and United States Securities Laws, including, as applicable, in order to enable it to responsibly execute the certificate in the Canadian Preliminary Prospectus, Canadian Final Prospectus, Canadian Supplemented Prospectus, and any Supplementary Material. Up to the later of the Closing Date and the date of completion of the distribution of the Securities, the Corporation shall allow each of the Underwriters to conduct any due diligence investigations that any of them reasonably requires to confirm as at any date that it continues to have reasonable grounds for the belief that the Offering Documents do not contain a misrepresentation as at such date or as at the date of such Offering Documents or, for United States Securities Law purposes, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading as at such date or as at the date of such Offering Documents.

3.             Distribution and Certain Obligations of the Underwriters

3.1          The Underwriters shall offer the Securities for sale to the public directly and through other duly registered investment dealers and brokers in the Qualifying Jurisdictions and the United States only as permitted by Canadian Securities Laws and United States Securities Laws and upon the terms and conditions set forth in the Prospectuses, the Supplemented Prospectuses and this Agreement. The Underwriters agree that they will not, directly or indirectly, distribute any of the Offering Documents or publish any prospectus, circular, advertisement or other offering material in any jurisdiction other than the Qualifying Jurisdictions, such states of the United States in which the Securities are duly qualified under United States federal and applicable United States state securities laws, or such other jurisdictions as may be mutually agreed upon by the Joint Bookrunners on behalf of the Underwriters and the Corporation. The Underwriters agree that each of the Underwriters that is not registered as a broker-dealer under Section 15 of the Exchange Act, will not offer or sell any Securities in, or to persons who are nationals or residents of, the United States other than through one of its United States registered broker-dealer affiliates or otherwise in compliance with Rule 15a-6 under the Exchange Act. Sales of Securities in the Qualifying Jurisdictions may be made only by or through a dealer appropriately registered under applicable Canadian Securities Laws or in circumstances where an exemption from the Canadian registered dealer requirements is available.

3.2          The Corporation agrees that the Underwriters will be permitted to appoint, at their sole expense, other registered dealers or brokers as their agents to assist in the distribution of the Securities.

The Underwriters shall, and shall require any such dealer or broker, other than the Underwriters, with which the Underwriters have a contractual relationship in respect of the distribution of the Securities (a “Selling Firm”) to, comply with the Canadian Securities Laws and United States Securities Laws, as applicable, in connection with the distribution of the Securities and shall offer the Securities for sale to the public directly and through Selling Firms upon the terms and conditions (including the offer price) set out in the Offering Documents and this Agreement. The Underwriters shall, and shall require any Selling Firm to, offer for sale to the public and sell the Securities only in those jurisdictions where they may be lawfully offered for sale or sold, provided that such Underwriter or Selling Firm is appropriately registered in such jurisdiction.

3.3                               The Underwriters shall, and shall require any Selling Firm to agree to, observe and distribute the Securities in a manner that complies with the applicable laws and regulations in each jurisdiction into and from which they may offer to sell the Securities or distribute the Offering Documents in connection with the distribution of the Securities and will not, and will require any Selling Firm not to, directly or indirectly, offer, sell or deliver any Securities or Offering Documents or any other document to any person in any jurisdiction, except in a manner which will not require the Corporation to comply with the registration, prospectus, continuous disclosure, filing or other similar requirements under the applicable securities laws of such jurisdictions (other than the Qualifying Jurisdictions).

3.4                               Notwithstanding the foregoing, the obligations of the Underwriters under this Section 3 are several and not joint or joint and several, and no Underwriter will be liable under this Section 3 for any act, omission, default, breach or conduct by any other Underwriter or any Selling Firm appointed by any other Underwriter.

3.5                               For the purposes of this Section 3, the Underwriters shall be entitled to assume that the Securities are qualified for distribution in any Qualifying Jurisdiction where a Final Passport System Decision Document shall have been obtained from the applicable Canadian Securities Regulator following the filing of the Canadian Prospectus.

3.6                               During the distribution of the Securities, the Corporation and the Joint Bookrunners, on behalf of the Underwriters, shall approve in writing, prior to such time marketing materials are provided to potential investors, any marketing materials reasonably requested to be provided by the Underwriters to any potential investor of Securities in the Qualifying Jurisdictions, such marketing materials to comply with Canadian Securities Laws. Unless an exemption from the filing requirement is available under Canadian Securities Laws, the Corporation shall file a template version of such marketing materials with the Canadian Securities Regulators and the SEC as soon as reasonably practicable after such marketing materials are so approved in writing by the Corporation and the Joint Bookrunners, on behalf of the Underwriters, and in any event on or before the day the marketing materials are first provided to any potential investor of Securities, and such filing shall constitute the Underwriters’ authority to use such Marketing Documents in connection with the Offering. Any comparables shall be redacted from the template version in accordance with NI 41-101 prior to filing such template version with the Canadian Securities Regulators and a complete template version containing such comparables and any disclosure relating to the comparables, if any, shall be delivered to the Canadian Securities Regulators by the Corporation.

3.7                               The Corporation, and the Underwriters, on a several basis, covenant and agree:

(a)                                 Unless an exemption from the filing requirement is available under Canadian Securities Laws, not to provide any potential investor of Securities with any marketing materials unless a template version of such marketing materials has been filed by the Corporation with the Canadian Securities Regulators on or before the day such marketing materials are first provided to any potential investor of Securities;

(b)                                 not to provide any potential investor with any materials or information in relation to the distribution of the Securities or the Corporation other than: (a) such marketing materials that have been approved and (if required) filed in accordance with Section 3.6; (b) the Offering Documents; and (c) any standard term sheets approved in writing by the Corporation and the Joint Bookrunners; and

(c)                                  that only marketing materials approved and (if required) filed in accordance with Section 3.6 and any standard term sheets approved in writing by the Corporation and the Joint Bookrunners, shall be provided to potential investors in the Qualifying Jurisdictions, the United States and elsewhere.

3.8                               The Underwriters represent and warrant to the Corporation that they have a reasonable expectation that the Offered Shares will be sold primarily in the United States.

3.9                               The Underwriters shall, and shall use commercially reasonable efforts to cause any Selling Firm to, after the Closing Time and, if applicable, the Option Closing Time, give prompt written notice to the Corporation when, in the opinion of the Underwriters, they have completed “distribution” (within the meaning given to such term in the Securities Act (Ontario)) of the Purchased Securities or the Additional Securities, as the case may be, including the total proceeds realized in each of the Qualifying Jurisdictions, the United States and any other jurisdiction.

4.                                      Delivery of Documents

The Corporation shall deliver or cause to be delivered, or shall have delivered or caused to be delivered, to each of the Underwriters and the Underwriters’ counsel at the respective times indicated, the following documents:

4.1                               At or prior to the filing thereof with the Canadian Securities Regulators:

(a)                                 a copy of the Canadian Preliminary Prospectus, the Canadian Prospectus, and the Canadian Supplemented Prospectus in each case signed and certified on behalf of the Corporation as required by the Canadian Securities Laws applicable in the Qualifying Jurisdictions, and a copy of any Supplementary Material filed by the Corporation under Canadian Securities Laws applicable in the Qualifying Jurisdictions, in each case in the English language;

(b)                                 a copy of the Canadian Preliminary Prospectus, the Canadian Prospectus, and the Canadian Supplemented Prospectus in each case signed and certified on behalf of the Corporation as required by the Canadian Securities Laws applicable in Québec, and a copy of any Supplementary Material filed by the Corporation under Canadian Securities Laws applicable in Québec, in each case in the French language; and

(c)                                  a copy of any other document required to be filed along with the Canadian Preliminary Prospectus, the Canadian Prospectus or the Canadian Supplemented Prospectus under Canadian Securities Laws.

4.2                               At or prior to the filing of the Canadian Preliminary Prospectus, the Canadian Prospectus, and the Canadian Supplemented Prospectus as the case may be, with the Canadian Securities Regulators:

(a)                                 opinions of Stikeman Elliott LLP, dated the date of each of the Canadian Preliminary Prospectus, the Canadian Prospectus, and the Canadian Supplemented Prospectus, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters and their counsel, to the effect that the French language version of each of the Canadian Preliminary Prospectus, the Canadian Prospectus, the Canadian Supplemented Prospectus (including, for greater certainty, the Incorporated Documents and any standard term sheet used in connection with the Offering, except the Corporation Financial Information, the Easton Financial Statements, the Pro Forma Financial Statements and the remaining financial information or data (including with respect to Easton) upon which the auditors of an issuer usually opine as to which no opinion need be expressed by such counsel), is, in all material respects, a complete and proper translation of the English language version thereof; and

(b)                                 opinions of the Corporation’s Auditors and Ernst & Young LLP, as applicable, dated the date of each of the Canadian Preliminary Prospectus, the Canadian Prospectus, and the Canadian Supplemented Prospectus, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters and their counsel, to the effect that the French language version of the Corporation Financial Information, the Easton Financial Statements, the Pro Forma Financial Statements and the remaining financial information or data (including with respect to Easton) upon which the auditors of an issuer usually opine included in the Canadian Preliminary Prospectus, the Canadian Prospectus and the Canadian Supplemented Prospectus includes the same information and is, in all material respects, a complete and proper translation of the English language version thereof.

4.3                               As soon as practicable, after the Preliminary Passport System Decision Document has been obtained, a copy of the acknowledgment of filing of the U.S. Preliminary Prospectus on EDGAR.

4.4                               As soon as practicable after filing each of the Canadian Final Prospectus and the Canadian Supplemented Prospectus with the Canadian Securities Regulators, a copy of the acknowledgment of filing of the U.S. Final Prospectus and U.S. Supplemented Prospectus, respectively, on EDGAR.

4.5                               Supplementary Materials

During the period from the date of this Agreement until the later of the Closing Date and the date of completion of distribution of the Securities, as notified by the Underwriters to the Corporation pursuant to Section 3.9, the Corporation will comply with the Securities Act (Ontario) and with the comparable provisions of the other Canadian Securities Laws, and the Corporation will prepare and, after consultation with the Underwriters, the Corporation will file promptly any Supplementary Material which, in the opinion of the Corporation, may be necessary or advisable, and the Corporation will otherwise comply with all legal requirements and take all actions necessary to continue to qualify the Securities for distribution in each of the Qualifying Jurisdictions for as long as may be necessary to complete the “distribution” (within the meaning given to such term in the Securities Act (Ontario)) of the Securities.

In the event that the Corporation is required by Canadian Securities Laws (as a result of a change in Canadian Securities Laws or otherwise) to prepare and file a Prospectus Amendment, the Corporation shall prepare and deliver promptly to the Underwriters signed and certified copies of such Prospectus Amendment in the English and French languages.

Concurrently with the delivery of any Supplementary Material, the Corporation shall deliver to the Underwriters, with respect to such Supplementary Material, documents similar to those referred to in Sections 4.2(a), 4.2(b), and 4.3, as applicable. The Underwriters are obligated to and shall deliver to each purchaser of Securities from the Underwriters a copy of any applicable Supplementary Material which is required to be delivered by the Underwriters pursuant to Canadian Securities Laws or United States Securities Laws, as applicable.

In addition to the matters set out above in this Section 4.5 and in Section 9, the Corporation will, in good faith, discuss with the Underwriters any change, event or fact contemplated in those Sections which is of a nature that there may be reasonable doubt as to whether notice should be given to the Underwriters under Section 9 and will consult with the Underwriters with respect to the form and content of any Supplementary Material, it being understood and agreed that no such Supplementary Material will be filed with any Canadian Securities Regulator or the SEC, prior to review by the Underwriters and their counsel, and the Corporation shall permit the Underwriters to review and participate in the preparation of any Supplementary Material and shall allow each of the Underwriters to conduct any due diligence investigations which any of them reasonably requires in order to fulfill its obligations under Canadian Securities Laws and United States Securities Laws in order to enable such Underwriters to responsibly execute the certificate in any Supplementary Material required to be executed by it.

If the Time of Sale Prospectus is being used in the United States to solicit offers to buy the Securities at a time when the U.S. Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Corporation covenants to forthwith prepare, file with the SEC and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

If, during such period after the first date of the public Offering as in the reasonable opinion of counsel for the Underwriters the U.S. Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the U.S. Prospectus in order to make the statements therein, in the light of the circumstances when the U.S. Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the U.S. Prospectus to comply with applicable law, the Corporation will forthwith to prepare, file with the SEC and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Corporation) to which Securities may have been sold by the Underwriters and to any other dealers upon request, either amendments or supplements to the U.S. Prospectus so that the statements in the U.S. Prospectus as so amended or supplemented will not, in the light of the circumstances when the U.S. Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

In addition, if, prior to the completion of the distribution of the Securities by the Underwriters, any event shall occur as a result of which it is necessary, in the reasonable opinion of the Corporation after consultation with the Underwriters, to amend or supplement any other previously filed Offering Documents in order that such Offering Documents not include any misrepresentation, the Corporation will forthwith amend or supplement such Offering Documents by preparing, after consultation with the Underwriters, and furnishing to each Underwriter Supplementary Material so that, as so amended or supplemented, such Offering Documents will not include a misrepresentation.

4.6                               At or prior to the filing of the Canadian Supplemented Prospectus with the Canadian Securities Regulators:

(a)                                 a “long-form” comfort letter of the Corporation’s Auditors dated the date of the Canadian Supplemented Prospectus (with the requisite procedures to be completed by such auditors no later than two business days prior to the date of the Canadian Supplemented Prospectus) with respect to the financial and accounting information relating to the Corporation addressed to the Underwriters and the directors of the Corporation, in form and substance satisfactory to the Underwriters, acting reasonably, containing statements and information of the type ordinarily included in “comfort letters” to underwriters in connection with the Offering; and

(b)                                 a “long-form” comfort letter of Ernst & Young LLP, the auditors of Easton, dated the date of the Canadian Supplemented Prospectus (with the requisite procedures to be completed by such auditors no later than two business days prior to the date of the Canadian Supplemented Prospectus) with respect to the financial and accounting information relating to the Easton addressed to the Underwriters, in form and substance satisfactory to the Underwriters, acting reasonably, containing statements and information of the type ordinarily included in “comfort letters” to underwriters in connection with the Offering.

5.                                      Representations and Warranties of the Corporation as to the Offering Documents

5.1                               Filing of the Registration Statement, Preliminary Prospectuses, the Time of Sale Prospectus, the Prospectuses, the Supplemented Prospectus, and any Supplementary Material shall constitute a representation and warranty by the Corporation to the Underwriters that, as at their respective filing dates:

(a)                                 the information and statements (except Underwriter Information) contained in such documents contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Corporation, the Subsidiaries, the Business and the Securities as required by Canadian Securities Laws;

(b)                                 such documents comply fully with the requirements of Canadian Securities Laws, other than as to non-material matters of form or similar non-material matters; and

(c)                                  the statistical and market-related data included in such documents are based on or derived from sources that are believed by the Corporation to be reliable and accurate in all material respects.

Such filings shall also constitute the consent of the Corporation to the Underwriters’ use of the Registration Statement, the Preliminary Prospectuses, the Time of Sale Prospectus, the Prospectuses, the Supplemented Prospectus or any Supplementary Material in connection with the distribution of the Securities in the Qualifying Jurisdictions and the United States in compliance with this Agreement and Canadian Securities Laws and United States Securities Laws, as applicable.

5.2                               The Corporation represents and warrants to and agrees with each of the Underwriters that:

(a)                                 (1) as of the date of the filing of the Preliminary Prospectuses, (2) as of the date of filing of the Prospectuses, (3) as of the date of filing of the Supplemented Prospectuses, and as of the Closing Time, the Offering Documents did not and will not contain any misrepresentation; provided that this representation, warranty and agreement shall not apply to Underwriter Information.

(b)                                 the Registration Statement has become effective upon filing pursuant to Rule 467(a) under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Corporation, threatened by the SEC;

(c)                                  (1) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Registration Statement and the U.S. Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations thereunder, (3) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the Offering when the U.S. Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Corporation, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (4) each broadly available Road Show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (5) the Prospectuses do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to Underwriter Information; and

(d)                                 the U.S. Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto complied when so filed in all material respects with the Securities Act and the applicable rules and regulations thereunder.

6.                                      Additional Representations and Warranties of the Corporation

The Corporation represents and warrants to the Underwriters, and acknowledges that the Underwriters are relying upon such representations and warranties in purchasing the Securities, that:

6.1                               the Corporation is a “foreign private issuer” (as defined in Rule 405 under the Securities Act) and is entitled to use Form F-10 under the Securities Act to register the Offering under the Securities Act. The Corporation has prepared and filed with the SEC an appointment of agent for service of process upon the Corporation on Form F-X in conjunction with the filing of the Registration Statement. The Registration Statement and the Form F-X conform, and any further amendments to the Registration Statement or the Form F-X will conform, in all material respects to the requirements of the Securities Act;

6.2                               since the respective dates as of which information is given in the Offering Documents, except as otherwise stated therein (exclusive of any amendment or supplement thereto), (a) there has been no Material Adverse Change and no development involving a prospective Material Adverse Change, (b) there have been no transactions entered into by the Corporation or any of the Subsidiaries, other than those in the Ordinary Course, which are material with respect to the Corporation or and the Subsidiaries taken as a whole, and (c) there has been no dividend or distribution of any kind declared, paid or made by the Corporation on any class of its shares;

6.3                               the Corporation has been properly incorporated and is existing as a corporation and in good standing under the laws of the province of British Columbia, has the corporate power and authority to own, lease and operate its properties and assets (including licences and other similar rights) and to conduct its business as described in the Offering Documents and is registered to transact business and is in good standing under the laws of all jurisdictions in which its business is carried on or in which it owns or leases properties except where the failure to be registered or in good standing would not have a Material Adverse Effect;

6.4                               each of the Subsidiaries is incorporated (or formed, if it is not a corporation), existing and in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, has the corporate power and authority (or power and authority, as applicable) to own, lease and operate its properties and assets (including licences and other similar rights) and to conduct its respective business and is registered to transact business and is in good standing under the laws of all jurisdictions in which its business is carried on or in which it owns or leases properties, except where the failure to be registered or in good standing would not have a Material Adverse Effect. The Corporation is the legal and beneficial owner, directly or indirectly, of all voting and equity interests in each of the Subsidiaries, such interests have been duly and validly authorized and issued, are fully paid (and, if the Subsidiary is a corporation, non-assessable), and free and clear of any Lien other than: (a) those described in the Offering Documents, and (b) Permitted Liens. The Corporation has no other subsidiaries;

6.5                               the Corporation has an authorized capital consisting of an unlimited number of Common Shares and an unlimited number of Proportionate Voting Shares of which (i) 31,445,160 Common Shares and (ii) 4,325 Proportionate Voting Shares are issued and outstanding as of the date hereof.

Except as disclosed or contemplated in the Offering Documents, no securities exchangeable or convertible into Common Shares or Proportionate Voting Shares are issued and outstanding as of the date hereof other than (a) the Over-Allotment Option and 7,428,549 options to purchase 7,428,549 Common Shares under the Corporation’s stock option plans, and (b) 35,913 deferred share units to purchase 35,913 Common Shares;

All of the issued and outstanding shares of the Corporation have been duly and validly authorized and issued as fully paid and non-assessable, and none of the outstanding shares of the Corporation were issued in violation of the pre-emptive or similar rights of any security holder of the Corporation and the Securities, at the Closing Time and the Option Closing Time, as applicable, will have been duly created, issued and delivered as fully paid and non-assessable and, to the knowledge of the Corporation, will not have been sold in violation of any pre-emptive or similar rights;

6.6                               except as contemplated by the Offering Documents, there are no options, warrants, purchase rights, contracts, commitments, equities, claims or demands pursuant to which the Corporation or any Subsidiary is, or may become, obligated to issue any shares or any securities convertible or exchangeable, directly or indirectly, into any of its shares;

6.7                               the Corporation has the power and capacity to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated in the Offering Documents. This Agreement has been duly authorized, executed and delivered by the Corporation and is a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, subject to exceptions as to applicable bankruptcy, insolvency and similar laws and the availability of equitable remedies;

6.8                               the forms of the certificates representing the Securities have been duly approved and adopted by the Corporation and comply in all respects with the applicable requirements of the BCBCA and the TSX;

6.9                               the outstanding Common Shares are listed and posted for trading on the TSX;

6.10                        the rights, privileges, restrictions, conditions and other terms attaching to the Common Shares and Proportionate Voting Shares, respectively, conform in all material respects to the description thereof contained in the Offering Documents;

6.11                        the Corporation Financial Statements have been prepared in conformity with IFRS consistently applied throughout the periods involved, and comply as to form in all material respects with the applicable accounting requirements of Canadian Securities Laws, the BCBCA and the Laws of

any other applicable jurisdiction. The Corporation Financial Statements present fairly in all material respects the financial position, results of operation and cash flows of the Corporation and the Subsidiaries, on a consolidated basis, for the periods and as at the dates thereof. The Corporation Financial Information presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with that of the Corporation Financial Statements (except as otherwise described in the Offering Documents), and there has been no Material Adverse Change in the financial position of the Subsidiaries or the Corporation from that reflected in such Corporation Financial Information. The Pro Forma Financial Statements have been prepared in accordance with IFRS, consistently applied, have been prepared and presented in accordance with Canadian Securities Laws, and include all adjustments necessary for a fair presentation, including with respect to the Easton Financial Statements, and all reconciliations to IFRS as required in order to prepare the Pro Forma Financial Statements in accordance with Canadian Securities Laws. The assumptions contained in the Pro Forma Financial Statements are suitably supported and consistent with the operating results of the Corporation and Easton, and such statements provide a reasonable basis for the compilation of the Pro Forma Financial Statements and the Pro Forma Financial Statements accurately reflect such assumptions;

6.12                        none of the Corporation or any Subsidiary has, or on the Closing Date and the Option Closing Date, as applicable, will have, incurred any liabilities or obligations (whether accrued, absolute, contingent or otherwise) that continue to be outstanding, except: (a) as disclosed or contemplated in the Offering Documents, including the Corporation Financial Information contained therein, (b) as incurred in the Ordinary Course by the Corporation and its Subsidiaries, (c) which do not have a Material Adverse Effect;

6.13                        other than as disclosed or contemplated in the Offering Documents, including the Corporation Financial Information contained therein, or which would not individually or in the aggregate have a Material Adverse Effect, since February 28, 2014, there has not been any change in the share capital, long-term debt, financial condition or operations of the Corporation or the Subsidiaries other than changes in the Ordinary Course;

6.14                        other than as disclosed or contemplated in the Offering Documents, including the Corporation Financial Information contained therein, (i) since February 28, 2014, the Business has been carried on in the Ordinary Course, and (ii) without limiting the generality of the foregoing, there has been no:

(a)                                 material damage, destruction or loss (whether or not covered by insurance) affecting the property or assets of the Corporation and its Subsidiaries;

(b)                                 material obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) incurred by the Subsidiaries, other than those incurred in the Ordinary Course;

(c)                                  payment, discharge or satisfaction of any liability or obligation of the Corporation or the Subsidiaries (whether absolute, accrued, contingent or otherwise, and whether due or to become due) other than payment of accounts payable and tax liabilities incurred in the Ordinary Course;

(d)                                 labour disruption materially adversely affecting the Business;

(e)                                  licence, sale, assignment, transfer, disposition, pledge, mortgage or granting of a security interest or other Lien on or over any property or assets of the Corporation and its Subsidiaries, other than sales of inventory to customers in the Ordinary Course;

(f)                                   write-down of the value of any inventory or any write-off as uncollectible of any accounts or notes receivable or any portion thereof of the Corporation and its Subsidiaries in amounts exceeding $1,000,000.00 in the aggregate other than in the Ordinary Course;

(g)                                  cancellation of any debts or claims or any amendment, termination or waiver of any rights of value to the Corporation and its Subsidiaries in amounts exceeding $1,000,000.00;

(h)                                 transfer or sale of assets, except the following:

(i)                                     inventory;

(ii)                                  assets disposed of to third parties in the Ordinary Course for fair market value, the aggregate of which did not exceed $750,000.00 of book value of such assets;

(i)                                     increase in total compensation to employees outside the Ordinary Course;

(j)                                    change in accounting practices or policies; or

(k)                                 the authorization of any of the foregoing;

6.15                        other than as disclosed or contemplated in the Offering Documents, no acquisitions or dispositions have been made by the Corporation or any Subsidiary in the three most recently completed fiscal years that are “significant acquisitions” or “significant dispositions,” and other than disclosed or as contemplated in the Offering Documents, neither the Corporation nor any Subsidiary is a party to any contract with respect to any transaction that would constitute a “probable acquisition,” in each case which would require disclosure in the Offering Documents under Canadian Securities Laws;

6.16                        the Corporation’s Auditors are, and were during the period covered by their reports, independent with respect to the Corporation in accordance with the rules of professional conduct applicable to auditors in Canada and applicable Canadian Securities Laws, and there has not been any reportable disagreement (within the meaning of NI 51-102 with such auditors with respect to audits of the Corporation;

6.17                        the Corporation and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

6.18                        the Corporation has devised a system of disclosure controls and procedures designed to ensure that information required to be disclosed by it under Canadian Securities Laws is recorded, processed, summarized and reported within the time periods specified in Canadian Securities Laws. Such disclosure controls and procedures include controls and procedures designed to ensure that information required to be disclosed is accumulated and communicated to the management of the Corporation, including their principal executives and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and such disclosure controls and procedures are effective;

6.19                        the Corporation maintains internal control over financial reporting which are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. As of February 28, 2014 and the date hereof, to the knowledge of the Corporation, there was no material weakness in the Corporation’s internal control over financial reporting. Except as described in the Time of Sale Prospectus, since the end of the Corporation’s most recent audited fiscal year, there has been (i) to the best knowledge of the Corporation, no material weakness in the Corporation’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Corporation’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Corporation’s internal control over financial reporting;

6.20                        the Corporation is not in violation or default of, nor will the execution of this Agreement and the performance by the Corporation of its obligations under this Agreement result in any breach or violation of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time, or both, would constitute a default under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the imposition of any Lien (other than Permitted Liens), charge or encumbrance upon any property or assets of the Corporation pursuant to (i) any term or provision of the constating documents of the Corporation or any resolution of the directors or shareholders of the Corporation, or, except (x) as disclosed in the Offering Documents and (y) in the case of defaults under Corporation Contracts (as defined below) and applicable Laws, for such breaches, violations, conflicts or defaults that do not or would not, individually or in the aggregate have a Material Adverse Effect (ii) any contract, mortgage, note, indenture, joint venture or partnership arrangement, agreement (written or oral), instrument, lease (including for real property) or licence to which as of the date hereof the Corporation is a party or bound or to which any of the business, operations, property or assets of the Corporation is subject (collectively, “Corporation Contracts”), or (iii) any applicable Laws;

6.21                        (i) except as disclosed in the Offering Documents and (ii) except, in the case of defaults under the Contracts (as defined below) and applicable Laws, for such breaches, violations, conflicts or defaults that do not or would not, individually or in the aggregate have a Material Adverse Effect: none of the Subsidiaries is in violation or default of, nor will the execution of this Agreement by the Corporation, and the performance by the Corporation of its obligations under this Agreement (including the distribution of Securities under the Offering) result in, any breach or violation of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time, or both, would constitute a default under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the imposition of any Lien (other than Permitted Liens), charge or encumbrance upon any property or assets of any Subsidiary pursuant to (a) any term or provision of the constating documents or by-laws of any Subsidiary or any resolution of the directors or shareholders of any Subsidiary, (b) any contract, mortgage, note, indenture, joint venture or partnership arrangement, line extension agreement, agreement (written or oral), instrument, lease (including for real property) or licence to which, as of the date hereof, any Subsidiary is a party or bound or to which any of the business, operations, property or assets of any Subsidiary is subject (collectively, “Subsidiary Contracts” and together with the Corporation Contracts, the “Contracts”), or (c) any applicable Laws;

6.22                        all material Contracts have been made available to the Underwriters and all such Contracts are valid and binding obligations of the Corporation and the Subsidiaries, as applicable. No default (or right of termination which is currently exercisable) exists under any of such Contract on the part of the Corporation or any Subsidiaries, as the case may be, or, to the knowledge of the Corporation on the part of any other party to such Contracts which could reasonably be expected to result in a Material Adverse Effect;

6.23                        the Corporation is a reporting issuer in good standing in each of the Qualifying Jurisdictions and the territories of Canada under Canadian Securities Laws;

6.24                        the Corporation is not an “ineligible issuer” in connection with the Offering pursuant to Rules 164, 405 and 433 under the Securities Act; any free writing prospectus that the Corporation is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the SEC in accordance with the requirements of the Securities Act and the applicable rules and regulations of thereunder; each free writing prospectus that the corporation has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Corporation complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder; except for the free writing prospectuses, if any, identified in Schedule I hereto, and electronic Road Shows, if any, each furnished to the Joint Bookrunners before first use, the Corporation has not prepared, used or referred to, and will not, without the prior consent of the Joint Bookrunners, prepare, use or refer to, any free writing prospectus;

6.25                        the Corporation is qualified under NI 44-101 to file a prospectus in the form of a short form prospectus in each of the Qualifying Jurisdictions and on the date of and upon filing of the Prospectuses there will be no documents required to be filed under Canadian Securities Laws in connection with the distribution of the Securities that will not have been filed as required;

6.26                        no securities commission, stock exchange or comparable authority has issued any order preventing or suspending the use of the Registration Statement, the Preliminary Prospectuses, the Time of Sale Prospectus, the Prospectuses, the Supplemented Prospectuses or any Supplementary Material, or preventing or suspending the offer, sale or distribution of the Securities or other securities of the Corporation in the manner contemplated herein, if any, nor instituted proceedings for that purpose and, to the knowledge of the Corporation, no such proceedings are pending or contemplated;

6.27                        the Corporation has a reasonable basis for disclosing any forward-looking information contained in the Offering Documents and is not, as at the date hereof, required to update any such forward-looking information pursuant to NI 51-102;

6.28                        the Corporation is in compliance in all material respects with its continuous and timely disclosure obligations under Canadian Securities Laws and the rules and regulations of the TSX and has filed all documents required to be filed by it with the Canadian Securities Regulators under applicable Canadian Securities Laws, and no document has been filed on a confidential basis with the Canadian Securities Regulators that remains confidential at the date hereof. None of the documents filed in accordance with applicable Canadian Securities Laws contained, as at the date of filing thereof, a misrepresentation;

6.29                        Equity Financial Trust Company, at its principal office in the city of Toronto, has been duly appointed as registrar and transfer agent for the Common Shares and the Proportionate Voting Shares in Canada, and Continental Stock Transfer & Trust Company, at its principal office in the city of New York, has been duly appointed as registrar and transfer agent for the Common Shares and the Proportionate Voting Shares in the United States;

6.30                        except as disclosed in the Offering Documents, there is no material action, suit, proceeding or, to the knowledge of the Corporation, any investigation by any person, nor any arbitration, administrative or other proceeding by or before any Governmental Authority pending, or to the knowledge of the Corporation, threatened against or affecting the Corporation or any of the Subsidiaries, as the case may be, or any of their respective properties, rights or assets which could reasonably be expected to result in a Material Adverse Effect or which would adversely affect the consummation of the transactions contemplated by this Agreement, or the performance by the Corporation of its obligations hereunder, or that are required to be described in the Registration Statement or the Prospectuses and are not so described, and there are no contracts or other documents that are required to be described in the Registration Statement or the Prospectuses that are not described as required;

6.31                        no labour dispute with the employees of the Corporation, or any of the Subsidiaries exists or, to the knowledge of the Corporation, is threatened or imminent, and the Corporation is not aware of any existing or imminent labour disturbance by the employees of the Corporation or any Subsidiary or of a principal supplier or contractor of the Corporation or any Subsidiary, which, in either case, may have or result in a Material Adverse Effect or impair the sale of the Securities or the consummation of the transactions contemplated hereby; the labour relations of the Corporation and of each of the Subsidiaries are satisfactory;

6.32                        neither the Corporation nor any Subsidiary is by itself, nor is it by virtue of its being under “common control” with any other Person within the meaning of the Section 414(b) or (c) of the

Internal Revenue Code of 1986 (the “Code”), an “employer” within the meaning of the Section 3 (5) of the Employee Retirement Income Security Act of 1974 of the United States of America, as amended from time to time (“ERISA”), in respect of any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under the Code;

6.33                        except as disclosed in the Offering Documents and those which would not individually or in the aggregate have a Material Adverse Effect, (a) there are no workers’ compensation claims pending against the Corporation or any of the Subsidiaries; and (b) to the knowledge of the Corporation, (A) none of the executive officers of the Corporation described in the Offering Documents nor any executive employee of any Subsidiary has any plans to terminate his or her employment; (B) none of the executive officers of the Corporation nor any other employee of any Subsidiary is subject to any secrecy or non-competition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such executive officer or employee to carry out fully all activities of such employee in furtherance of the Business; and (C) none of the executive officers of the Corporation described in the Offering Documents nor any other employee or former employee of any Subsidiary has any claim with respect to any Intellectual Property rights of any Subsidiary or the Corporation;

6.34                        neither the Corporation nor any of its Subsidiaries or affiliates, nor any director or officer, nor, to the Corporation’s knowledge, any agent, employee or representative of the Corporation or of any of its Subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Corporation and its Subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

6.35                        the operations of the Corporation and its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Corporation and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules or regulations, issued, administered or enforced by any governmental agency applicable to the Corporation and its Subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Corporation or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Corporation, threatened;

6.36                        neither the Corporation nor any of its Subsidiaries, nor any director or officer, nor, to the knowledge of the Corporation, any agent, employee, affiliate or representative of the Corporation of any of its subsidiaries, is a Person that is, or is owned or controlled by a Person that is: (a) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Canada, Her Majesty’s Treasury (“HMT”) or other relevant Sanctions authority (collectively, “Sanctions”), nor (b) located, organized or resident in a country of territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria);

6.37                        the Corporation will not, directly or indirectly, use the proceeds of the Offering, or lend contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or (b) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise);

6.38                        the Corporation and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

6.39                        the Corporation and its Subsidiaries are conducting the Business, in compliance in all material respects with all applicable Laws, rules, regulations, licences and permits and is licensed, registered or qualified and has all necessary licences and permits in all jurisdictions in which it carries on business to enable the Business, as now conducted to be carried on, and to enable its assets to be owned or to be leased and to be operated, except where the failure to be so licensed, registered or qualified or to have such licences or permits would not have a Material Adverse Effect, and (i) all such licences, registrations, qualifications and permits held by the Corporation and the Subsidiaries are valid and existing and in good standing, and to the knowledge of the Corporation, there is no legislation, regulation, by-law or other lawful requirement currently in force or proposed to be brought into force by any Governmental Authority with which the Corporation and the Subsidiaries will be unable to comply in all material respects and which would reasonably be expected to have a Material Adverse Effect;

6.40                        the Corporation or the Subsidiaries, as the case may be, owns or have the right to use all Intellectual Property and all Technology used or held for use in the conduct of the Business without any conflict with the rights of others, in each case with such exceptions as would, individually or in the aggregate, not result in a Material Adverse Effect and subject to limitations contained in any applicable licence agreement; provided, however, that no representation or warranty is made as to the extent to which ownership of or right to use any particular Intellectual Property or Technology includes the exclusive right to use such Intellectual Property or Technology;

6.41                        none of the Corporation or any Subsidiary has taken, nor will the Corporation or any Subsidiary take, any action which is designed to or which constitutes or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Corporation to facilitate the sale or resale of the Securities;

6.42                        no consent, approval, authorization or order of, and no filing registration or recording with, any Governmental Authority is required by the Corporation or any Subsidiary in connection with the execution and delivery of  this Agreement, or the performance by the Corporation of its obligations hereunder and the consummation by it of the transactions contemplated herein (including, without limitation, the distribution of the Securities in the manner contemplated herein), except as have been or will be obtained or made prior to Closing;

6.43                       none of the Corporation or the Subsidiary has received notice from any Governmental Authority of any jurisdiction in which the Subsidiaries carry on a material part of the Business, or own or lease any material property, of any restriction on their ability to or of a requirement for them to qualify to, there is no restriction on any of the Subsidiaries’ ability to or of a requirement for it or any of the Subsidiaries to qualify to, conduct its business as described in the Offering Documents in such jurisdiction, except such qualifications as have been satisfied or the failure of which to satisfy would not have a Material Adverse Effect;

6.44                        the Corporation and the Subsidiaries own no material real property;

6.45                        the Corporation and the Subsidiaries have good and marketable title to all personal and movable properties owned by them that is material to the Business, in each case, free and clear of any Lien other than Permitted Liens, and such properties are sufficient for the Corporation to conduct the Business in the manner contemplated in the Offering Documents;

6.46                        other than disclosed or contemplated in the Offering Documents, none of the Corporation or any Subsidiary is a party to or bound by, and none of the business, operations, property or assets of the Corporation or any Subsidiary is subject to, any material non-arm’s length agreements or arrangements other than on terms and at a price that would have applied if the parties had been dealing at arm’s length;

6.47                        other than disclosed in the Offering Documents (including, for greater certainty, the terms of the Credit Facilities), none of the Corporation or any Subsidiary is prohibited, directly or indirectly, from paying any dividends, from making any other distribution on its share capital, partnership interests or membership interests, as applicable, from repaying any loans or advances to the Corporation or any Subsidiary or from transferring any of its property or assets to the Corporation or any Subsidiary;

6.48                        except as would not reasonably be expected to have a Material Adverse Effect:

(a)                                 the Corporation and each Subsidiary are in compliance with Environmental Laws, and the condition and use of its property are in compliance with Environmental Laws;

(b)                                 neither the Corporation nor any Subsidiary is subject to any order, including any environmental protection order or enforcement order, under any Environmental Law which would reasonably be expected to give rise to any liability or expenditure (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) by the Corporation or any Subsidiary;

(c)                                  neither the Corporation nor any Subsidiary is the subject of any action or proceeding of any Governmental Authority alleging the violation of any Environmental Law;

(d)                                 the Corporation and each of the Subsidiaries have obtained and continues to hold all approvals, permits, licences, consents and other authorizations which are necessary under Environmental Laws for the conduct of their business; and

(e)                                  to the knowledge of the Corporation, neither the Corporation nor any Subsidiary has any contingent liability in connection with any Release into the environment.

6.49                        the Corporation and the Subsidiaries, as the case may be, have each, except as would not result in a Material Adverse Effect, (a) timely filed (or has had timely filed on their behalf) all returns, declarations, reports, estimates, information, returns, elections and statements required to be filed or sent in respect of any Governmental Charges assessed by a taxing authority (“Returns”) or required to be filed or sent by it to any taxing authority having jurisdiction, and all such Returns have been prepared in accordance with the provisions of the applicable legislation and are true, correct and complete in all material respects; (b) timely and properly paid (or has had paid on its behalf), all Governmental Charges due or claimed to be due by a taxing authority; and (c) has properly withheld or collected and remitted all amounts required to be withheld or collected and remitted by it in respect of any Governmental Charges assessed by a taxing authority;

6.50                       there are no Liens for material Governmental Charges upon any assets of the Corporation or any of the Subsidiaries, as the case may be;

6.51                        other than as disclosed or contemplated in the Offering Documents, the Corporation has not been notified of, nor is it a party to, any agreement which in any manner affects the voting or control of any securities of the Corporation or any of the Subsidiaries;

6.52                        other than as disclosed or contemplated in the Offering Documents, there are no contracts, agreements or understandings between the Corporation or any Subsidiary and any person granting such person the right to require the Corporation or any Subsidiary to file a registration statement under the Securities Act or to file a prospectus under Canadian Securities Laws with respect to any securities of the Corporation or any Subsidiary owned or to be owned by such person or to require the Corporation to include such securities in the Offering. The holders of outstanding shares of the Corporation or any Subsidiary are not entitled to pre-emptive or other rights to subscribe for the Common Shares or Proportionate Voting Shares, including after exercise or conversion of any security or right to acquire any security;

6.53                        no order, ruling or determination having the effect of suspending the sale or ceasing the trading or distribution of the Common Shares or Proportionate Voting Shares or any other securities of the Corporation has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Corporation, threatened, under any of the Canadian Securities Laws or United States Securities Laws;

6.54                        policies of insurance issued by insurers of recognized financial responsibility are maintained in respect of the operations, properties and assets, employees, directors and officers of the Corporation and the Subsidiaries in such amounts and covering such risks as are prudent and customary in the Business in which they are engaged, and such policies of insurance are and, on each of the Closing Date and, if applicable, the Option Closing Date, will be maintained for the benefit of the Corporation or a Subsidiary, as applicable. All such policies of insurance are in full force and effect and no material default exists under such policies of insurance as to the payment of premiums or otherwise under the terms of any such policy, there are no material claims by the Corporation or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and to the knowledge of the Corporation, the Corporation and the Subsidiaries will be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their Business. None of the Corporation or any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied;

6.55                        except as set out in the Offering Documents, the Corporation and the Subsidiaries have no outstanding bonds, debentures, notes, mortgages or other indebtedness and for borrowed money which are material and, except as described in the Offering Documents, the Corporation and the Subsidiaries have not agreed to create or issue any bonds, debentures, notes, mortgages or other indebtedness and for borrowed money;

6.56                        the Corporation and the Subsidiaries do not carry on any business, other than the Business;

6.57                       except as contemplated hereby or disclosed in the Offering Documents, there is no person acting at the request of the Corporation who is entitled to any brokerage or agency fee in connection with the sale of the Securities contemplated herein;

6.58                        Bauer Hockey, Inc. is the registered owner of 100% of the issued and outstanding shares of, or other equity interests in, Mission-ITECH Hockey, Inc., BPS Diamond Sports Inc., Bauer Performance Sports Uniforms Inc. and Bauer Performance Lacrosse Inc.;

6.59                        Bauer Hockey Corp. is the registered owner of 100% of the issued and outstanding shares of, or other equity interests in, Bauer Performance Sports Uniforms Corp., BPS Diamond Sports Corp., Bauer Performance Lacrosse Corp. and the various European-based Subsidiaries; and

6.60                        KBAU Holdings Canada, Inc. and BPS U.S. Holdings, Inc. are the registered owners of 100% of the issued and outstanding shares of, or other equity interests in, Easton Baseball/Softball Corp. and Easton Baseball/Softball Inc., respectively;

6.61                        on April 15, 2014, Easton Baseball/Softball Corp. and Easton Baseball/Softball Inc. together acquired the Easton Baseball/Softball Business; and

6.62                        to the knowledge of the Corporation, the Easton Financial Statements fairly present, in all material respects, in accordance with U.S. GAAP, as amended from time to time, consistently applied, the financial position of Easton as at the dates thereof in respect of  the Easton Baseball/Softball Business for the periods then ended and reflect, on a consolidated basis, all assets, liabilities or obligations (absolute, accrued, contingent or otherwise), revenues and expenses in respect of  the Easton Baseball/Softball Business as at the dates thereof.

7.                                      Commercial Copies

The Corporation shall cause commercial copies of the Preliminary Prospectuses, the Time of Sale Prospectus, the Prospectuses, the Supplemented Prospectuses, and any Supplementary Material, including, in each case, in the French language (as applicable), to be printed and delivered to the Underwriters without charge, in such quantities and in such cities as the Underwriters may reasonably request by written instructions to the printer of such documents. The delivery of the Supplemented Prospectuses or any Supplementary Material, as the case may be, shall be effected as soon as possible after the filing of the Canadian Supplemented Prospectus or such Supplementary Material, but in any event no later than 11:00 a.m. (New York time) on the second business day following the filing of the Canadian Supplemented Prospectus or any Supplementary Material, as applicable. The Corporation shall similarly cause to be delivered, without charge in such quantities and in such cities as the Underwriters may reasonably request, commercial copies of any Supplementary Material. Such deliveries shall constitute the consent of the Corporation to the Underwriters’ use of such Offering Documents for the distribution of Securities in compliance with the provisions of this Agreement and the Canadian Securities Laws and United States Securities Laws. The commercial copies of the Offering Documents shall be identical in content to the electronically transmitted versions thereof filed with Canadian Securities Regulations on the System for Electronic Document Analysis and Retrieval or EDGAR, as applicable.

8.                                      Change of the Closing Date

Subject to the right of any Underwriter to terminate its obligations under this Agreement in accordance with the termination provisions contained in Section 14(b), if a material change or a change in a material fact occurs prior to the Closing Date which requires a Prospectus Amendment, the Closing Date shall be, unless the Corporation and the Underwriters otherwise agree in writing or unless otherwise required under Canadian Securities Laws or United States Securities Laws, the third business day following the later of:

8.1                               the date on which all applicable filings or other requirements of Canadian Securities Laws with respect to such material change or change in a material fact have been complied with in all Qualifying Jurisdictions and any appropriate Passport System decision documents obtained for such filings and notice of such filings from the Corporation or its counsel have been received by the Underwriters; and

8.2                              the date upon which the commercial copies of any Supplementary Material have been delivered in accordance with Section 7;

provided, however, that the Closing Date shall not be later than June [     ], 2014.

9.                                      Material Change or Change in Material Fact During Distribution and Other Covenants

9.1                               During the period from the date of this Agreement to the later of the Closing Date and the date of completion of distribution of the Securities under the Offering Documents, the Corporation shall promptly, after receiving notice or obtaining knowledge, notify the Underwriters and their counsel in writing of the full particulars of:

(a)                                 (A)the issuance by any securities commission, stock exchange or comparable authority of any order suspending or preventing the use of any of the Offering Documents; (B) the suspension of the qualification of the Securities for Offering or sale in any of the Qualifying Jurisdictions or in the United States; (C) the institution, threatening or contemplation of any proceeding for any of those purposes; or (D) any requests made by any securities commission, stock exchange or comparable authority for amending or supplementing any of the Offering Documents or for additional information, and will use its reasonable best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the withdrawal of the order promptly;

(b)                                 any material change (whether actual, anticipated, contemplated or proposed by, or threatened) or development involving a prospective material change in the results of operations, condition (financial or otherwise), business, affairs, prospects, assets, properties, liabilities (contingent or otherwise), cash flows, income, business operations or capital of the Corporation and the Subsidiaries taken as a whole;

(c)                                  any material fact that has arisen or has been discovered and would have been required to have been stated in the Offering Documents had the fact arisen or been discovered on, or prior to, the date of such document; and

(d)                                 any change in any material fact (which for the purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in the Offering Documents or the occurrence of any event or state of facts after the date of this Agreement, which fact or change is, or may be, in any case, of such a nature as to render any statement in the Offering Documents misleading or untrue or which would result in a misrepresentation in the Offering Documents or which would result in the Offering Documents not complying (to the extent that such compliance is required) with Canadian Securities Laws or United States Securities Laws, in each case, as at any time up to and including the later of the Closing Date and the date of completion of the distribution of the Securities.

9.2                               The Corporation shall promptly, and in any event within any applicable time limitation, comply, to the satisfaction of the Underwriters, acting reasonably, with all applicable filings and other requirements under the Canadian Securities Laws and United States Securities Laws as a result of any fact or change contemplated under Section 9.1; provided that the Corporation shall not file or distribute any Supplementary Material or other document, without first consulting with the Underwriters. The Corporation shall in good faith discuss with the Underwriters any fact or change in circumstances which is of such a nature that there is reasonable doubt whether written notice need be given under Section 9.

9.3                               The Corporation covenants and agrees with the Underwriters that it will:

(a)                                 promptly provide to the Underwriters, and will cause each of the Subsidiaries to provide to the Underwriters, during the period commencing on the date hereof and until completion of the distribution of the Securities, copies of any filings made by the Corporation or the Subsidiaries of information relating to the Offering with any securities exchange or any regulatory body in Canada or the United States or any other jurisdiction; and

(b)                                 promptly provide to the Underwriters and will cause each of the Subsidiaries to provide to the Underwriters, during the period commencing on the date hereof and until completion of the distribution of the Securities, drafts of any press releases and other public documents of the Corporation relating to the Corporation, the Subsidiaries or the Offering  for review by the Underwriters and the Underwriters’ counsel prior to issuance, provided that any such review will be completed in a timely manner.

10.                               Services Provided by Underwriters; Underwriting Fees

In consideration of the Underwriters’ agreement to purchase the Purchased Securities, and the Additional Securities, if any, and in consideration of the services in connection with the distribution of the Securities under the Offering:

10.1                        the Corporation agrees to pay to the Underwriters a fee equal to $[     ] per Purchased Security set opposite its name in Schedule B, or [     ]% of the Offering price per Purchased Security (the “Underwriting Fee”) at the Closing Time; and

10.2                        if applicable, the Corporation agrees to pay to the Underwriters a fee equal to $[     ] per Additional Security purchased as provided for under the Over-Allotment Option, or [     ]% of the Offering price per Additional Security (the “Over-Allotment Fee”) at the Option Closing Time.

The Underwriting Fee and Over-Allotment Fee shall be payable as provided for in Section 11.

11.                               Delivery of Purchase Price, Underwriting Fees and Securities

The purchase and sale of the Purchased Securities and any Additional Securities shall be completed at the Closing Time or the Option Closing Time, as the case may be, at the offices of Stikeman Elliott LLP in Toronto, or at such other place as the Underwriters and the Corporation may agree upon.

The delivery of the Purchased Securities and the Additional Securities, as the case may be, as directed by the Joint Bookrunners, is to be made to the Joint Bookrunners, on behalf of the Underwriters, at the Closing Time or the Option Closing Time, as the case may be, in the form of an electronic deposit through the facilities of The Depository Trust Company (“DTC”) in the United States and/or CDS Clearing & Depository Services Inc. (the “NCI System”) in Canada representing the Purchased Securities or Additional Securities, as the case may be, sold pursuant to the Offering at the Closing Time and the Option Closing Time. Purchased Securities shall be delivered against payment by the Underwriters to the Corporation of the Purchase Price for the Purchased Securities net of the Underwriting Fee (in respect of the Purchased Securities), by wire transfer of immediately available funds together with a receipt signed by the Joint Bookrunners, on behalf of the Underwriters, for such securities. Payment for any Additional Securities shall be made to the Corporation by the Joint Bookrunners on behalf of the Underwriters, by wire transfer of immediately available funds against delivery of such Additional Securities net of the Over-Allotment Fee (in respect of the Additional Securities), for the respective accounts of the several Underwriters at the Option Closing Time, as shall be designated in writing by the Joint Bookrunners at the above-mentioned offices of Stikeman Elliott LLP in Toronto or at such other place as the Underwriters and the Corporation may agree upon.

In order to facilitate an efficient and timely closing at the Closing Time and the Option Closing Time, the Joint Bookrunners, on behalf of the Underwriters, may choose to initiate wire transfers of immediately available funds to the Corporation prior to the Closing Time or prior to the Option Closing Time, as the case may be. If the Joint Bookrunners do so, the Corporation agrees that such transfer of funds to the Corporation prior to the Closing Time and prior to the Option Closing Time, as the case may be, does not constitute a waiver by the Underwriters of any of the conditions of Closing or the Option Closing set out in this Agreement. Furthermore, the Corporation agrees that any such funds received from the Underwriters prior to the Closing Time or prior to the Option Closing Time, if applicable, will be held by the Corporation in trust solely for the benefit of the Underwriters until the Closing Time or the Option Closing Time, as the case may be, and if the Closing or the Option Closing, as the case may be, does not occur at the scheduled Closing Time or the Option Closing Time, as the case may be, such funds shall be immediately returned by wire transfer to the Joint Bookrunners, on behalf of the Underwriters, without interest. Upon the satisfaction of the conditions of Closing or the Option Closing, as the case may be, and the delivery to the Underwriters of the items set out in Section 13, the funds held by the Corporation in trust for the Underwriters shall be deemed to be delivered by the Underwriters to the Corporation, as directed by the Corporation in satisfaction of the obligation of the Underwriters under this Section 11, and upon such delivery, the trust constituted by this Section 11 shall be terminated without further formality.

12.                               Delivery of Certificates to Transfer Agent

The Corporation, prior to the Closing Date or the Option Closing Date, as the case may be, shall make all necessary arrangements for the electronic deposit of the Securities to Cede & Co. or such other nominee as may be designated by the DTC and/or pursuant to the NCI System with CDS Clearing and Depository Services Inc., as the case may be. All fees and expenses payable to the DTC and/or CDS Clearing and Depository Services Inc. and/or to Continental Stock Transfer & Trust Company or Equity Financial Trust Company in connection with the electronic deposit pursuant by this Section 12 and initial or additional transfers as may be required in the course of the distribution of the Purchased Securities and the Additional Securities shall be borne by the Corporation.

13.                               Conditions to the Underwriters’ Obligation to Purchase the Purchased Securities

The Underwriters’ obligation to purchase the Purchased Securities at the Closing Time shall be subject to the accuracy of the representations and warranties of the Corporation contained in this Agreement as of the date of this Agreement and as of the Closing Date, the performance by the Corporation of its obligations under this Agreement and the following conditions:

13.1                        Delivery of Opinions

(a)                                 The Underwriters shall have received at the Closing Time a legal opinion dated the Closing Date, in form and substance satisfactory to counsel to the Underwriters, acting reasonably, addressed to the Underwriters and their counsel from Stikeman Elliott LLP, Canadian counsel to the Corporation, as to the federal laws of Canada and the laws of the Qualifying Jurisdictions (which counsel in turn may rely upon the opinions of local counsel where it deems such reliance proper as to the laws other than those of Canada, British Columbia, Alberta, Ontario and Québec and as to matters of fact, on certificates of the auditors of the Corporation and the Subsidiaries, as applicable, the representations and warranties of the Corporation made elsewhere herein, government officials and officers of the Corporation and the Subsidiaries, as applicable, and letters from stock exchange representatives and transfer agents) with respect to the following matters:

(i)                                     as to (A) the incorporation or formation, existence and good standing status of  each of the Corporation, KBAU Holdings Canada, Inc., Bauer Hockey Corp., and Easton Baseball/Softball Corp. under the laws of its respective jurisdiction of incorporation or formation, (B) the adequacy of the (corporate) power of the Corporation, Bauer Hockey Corp., and Easton Baseball/Softball Corp. (w) in the case of the Corporation only, to enter into this Agreement and to carry out its obligations hereunder, (x) to carry on its businesses as it is described in the Offering Documents, and (y) to own its property and assets;

(ii)                                  as to the authorized capital of the Corporation;

(iii)                               the Corporation is the registered owner of 100% of the issued and outstanding shares of, or other equity interests in, KBAU Holdings Canada, Inc.; KBAU Holdings Canada, Inc. is the registered owner of 100% of the issued and outstanding shares of, or other equity interests in, Bauer Hockey Corp., and Easton Baseball/Softball Corp.

(iv)                              that no approval, authorization, certificate, permit, qualification, license, decree by, and no consent or other order of, and no filing, registration, statement or recording with, any government, governmental instrumentality, authority, agency or court under the laws of the Province of Ontario and the federal laws of Canada, is required for the performance by the Corporation of its obligations hereunder, the sale and delivery of the Securities, as applicable, or the consummation of the transactions contemplated by this Agreement (including, without limitation, the distribution of the Securities in the manner contemplated herein), except as have been or will be obtained or made prior to Closing;

(v)                                 that all necessary corporate action has been taken by the Corporation to (x) authorize the listing of the Securities on the TSX and the outstanding Common Shares and Securities on the New York Stock Exchange and (y) change its name to “Performance Sports Group Ltd.,” and (z) authorize the execution, delivery and filing of, under the Canadian Securities Laws in each of the Qualifying Jurisdictions and under the United States Securities Laws with the SEC, as applicable: (A) this Agreement, and (B) the Registration Statement, the Preliminary Prospectuses, the Time of Sale Prospectus, the Prospectuses, the Supplemented Prospectuses and, if applicable, any Supplementary Material;

(vi)                              that the Purchased Securities have been duly authorized and issued by the Corporation and are outstanding as fully paid and non-assessable Common Shares;

(vii)                           that the Additional Securities, if any, have been duly authorized and issued by the Corporation and are outstanding as fully paid and non-assessable Common Shares;

(viii)                        that the descriptions of the Common Shares and the Proportionate Voting Shares in the Registration Statement, the Preliminary Prospectuses, the Time of Sale Prospectus, the Prospectuses, and the Supplemented Prospectuses, are in all material respects true, complete and accurate descriptions of the rights, privileges, restrictions and conditions attaching to the Common Shares and the Proportionate Voting Shares;

(ix)                              that this Agreement has been duly authorized, executed and delivered by the Corporation;

(x)                                 the execution and delivery of this Agreement and the performance by the Corporation of its obligations under this Agreement, do not and will not result in a breach (whether after notice or lapse of time or both) of or constitute a default under the laws of Ontario and the federal laws of Canada applicable therein;

(xi)                              that except as disclosed in the Offering Documents, the execution and delivery of this Agreement and the performance by the Corporation of its obligations under this Agreement do not and will not result in a breach (whether after notice or lapse of time or both) of or constitute a default under any term or provision of the constating documents of the Corporation;

(xii)                           that the forms and terms of certificate(s) representing the Securities comply in all respects with all applicable statutory requirements, any applicable requirements of the constating documents of the Corporation, the rules of the TSX and the BCBCA, and have been duly approved by the Corporation;

(xiii)                        that the statements under the heading “Eligibility for Investment” in the Offering Documents are accurate, subject to the assumptions, qualifications, limitations and restrictions set out therein;

(xiv)                       that, subject to the qualifications, assumptions, limitations and restrictions referred to in the Section entitled “Canadian Federal Tax Considerations” in the Offering Documents, the statements made therein, to the extent that such statements summarize matters of law or contain legal conclusions, are accurate in all material respects;

(xv)                          that Equity Financial Trust Company, at its principal office in the City of Toronto, has been duly appointed as registrar and transfer agent, and Continental Stock Transfer & Trust Company, at its principal office in the City of New York has been duly appointed as co-registrar and co-transfer agent for the Common Shares of the Corporation;

(xvi)                       that all documents have been filed, all requisite proceedings have been taken and all legal requirements have been fulfilled by the Corporation to qualify the Securities for distribution and sale to the public in each of the Qualifying Jurisdictions through investment dealers or brokers registered in such categories under the applicable laws of the Qualifying Jurisdictions who have complied with the relevant provisions of such applicable laws;

(xvii)                    that the Corporation is qualified under NI 44-101 to file a prospectus in the form of a short form prospectus in each Qualifying Jurisdiction;

(xviii)                 that the Corporation is a reporting issuer under Canadian Securities Laws of each of the Qualifying Jurisdictions and the territories of Canada and is not included on the list of defaulting issuers maintained pursuant to Canadian Securities Laws in each of the Qualifying Jurisdictions or the territories of Canada that maintains such list;

(xix)                       subject only to the satisfaction by the Corporation of customary post-closing conditions imposed by the TSX in similar circumstances, the Securities have been conditionally approved for listing by the TSX; and

(xx)                          that the documents (including the Canadian Preliminary Prospectus, Canadian Prospectus, Canadian Supplemented Prospectus, and any Supplementary Material) to be delivered to purchasers in Québec comply with the laws of Québec relating to the use of the French language provided that a French version of such document has been provided.

In a separate letter, such counsel advises that its work in connection with this matter did not disclose any information that caused such counsel to believe that:

(i) the Canadian Preliminary Prospectus (except for the financial statements, financial statement schedules and other financial or accounting data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, as to which we express no such belief), as of the date of the Canadian Preliminary Prospectus, contained a misrepresentation (as such term is defined in the Securities Act (Ontario)); (ii) the Canadian Final Prospectus, as of the date of the Canadian Final Prospectus, contained a misrepresentation (as such term is defined in the Securities Act (Ontario); or (iii) as of the date of the Canadian Supplemented Prospectus and as of the Closing Date, the Canadian Supplemented Prospectus contain a misrepresentation (as such term is defined in the Securities Act (Ontario).

(b)                                 The Underwriters shall have received at the Closing Time a legal opinion dated the Closing Date, in form and substance satisfactory to counsel to the Underwriters, acting reasonably, addressed to the Underwriters and their counsel from Paul, Weiss, Rifkind, Wharton & Garrison LLP, United States counsel to the Corporation, as to the laws of the United States (which counsel in turn may rely on certificates of government officials and officers of the Corporation, as applicable, and the representations, warranties and covenants of the Corporation and the Underwriters made elsewhere herein and such other certificates, agreements and documents as such counsel deemed relevant and necessary) with respect to the following matters:

(i)                                     Each of Easton Baseball / Softball Inc. and BPS U.S. Holdings Inc. (collectively, the “Delaware Subsidiaries”) is validly existing and in good standing under the laws of the State of Delaware.  The Delaware Subsidiaries have all necessary corporate power to own and hold their properties and conduct their business as described in the Time of Sale Prospectus.

(ii)                                  The Underwriting Agreement (to the extent execution and delivery are governed by the laws of the State of New York) has been duly executed and delivered by the Corporation.

(iii)                               The issuance and sale of the Securities by the Corporation, the execution and delivery by the Corporation of the Underwriting Agreement and the performance by the Corporation of its obligations thereunder will not (i) result in a violation of the charter or by-laws of the Delaware Subsidiaries, (ii) breach or result in a default under any agreement, indenture or instrument listed on Schedule I to the opinion or (iii) violate the General Corporation Law of the State of Delaware and those laws, rules and regulations of the United States of America (“Applicable Law”), in each case which in our experience are normally applicable to the transactions of the type contemplated by this Agreement or any judgment, order or decree of any New York state or federal court or governmental authority binding upon the Corporation listed in schedule III in the opinion. For purposes of this letter, the term “Applicable Law” does not include federal securities laws (except for purposes of the opinion expressed in paragraph (iii) below) or state securities laws, anti-fraud laws, or any law, rule or regulation that is applicable to the Corporation, the Securities, this Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any party to this Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.  With respect to clause (ii) above, we express no opinion with respect to any provision of any agreement, indenture or instrument listed on Schedule I to the extent that an opinion with respect to such provision would require making any financial, accounting or mathematical calculation or determination, and in the case of clauses (ii) and (iii) above, where the breach, default or violation could not reasonably be expected to have a material adverse effect on the Corporation and its subsidiaries taken as a whole.

(iv)                              No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made, is required by the Corporation under any Applicable Law for the issuance and sale of the Securities by the Corporation, the execution and delivery by the Corporation of this Agreement and the performance by the Corporation of its obligations thereunder.  For purposes of this letter, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America.

(v)                                 The statements in the Time of Sale Prospectus and the U.S. Prospectus under the heading “United States Federal Income Tax Considerations for U.S. Holders,” to the extent that they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by us and fairly summarize the matters described under that heading in all material respects.

(vi)                              The Corporation is not and, after giving effect to the offering and sale of the Securities and the application of their proceeds as described in the Time of Sale Prospectus and the U.S. Prospectus under the heading “Use of Proceeds,” will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

(vii)                           The Registration Statement and the U.S. Prospectus, as of their respective effective or issue times and the Form F-X, as of the date it was filed, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the SEC under the Securities Act, except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from either of them, as to which we express no opinion; each document filed under the Exchange Act and incorporated by reference in the Registration Statement and U.S. Prospectus (except for financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from either of them, as to which we express no opinion) appears on its face to be appropriately responsive in all material respects when so filed to the requirements of the Exchange Act and the rules and regulations under the Exchange Act;

(viii)                        Under the laws of the State of New York relating to submission to jurisdiction, the Corporation has, pursuant to Section 25.2 of the Underwriting Agreement, validly and irrevocably submitted to the non-exclusive jurisdiction of any New York state or federal court located in the State of New York, in any action arising out of or relating to the Underwriting Agreement or the transactions contemplated thereby, has validly and irrevocably waived any objection to the laying of venue of a proceeding in any such court, and has validly and irrevocably appointed Bauer Hockey Inc. as its authorized agent for the purpose described in Section 25.2 of the Underwriting Agreement; and service of process effected on such agent in the manner set forth in Section of the Underwriting Agreement hereof will be effective to confer valid personal jurisdiction over the Corporation. This opinion may be subject to the qualification that such counsel expresses no opinion as to enforceability of foreign selection clauses in the federal courts.

In rendering such opinion, such counsel may include customary assumptions and qualifications and may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Corporation and public officials and on the representations and warranties of the Corporation made in the Underwriting Agreement.

In a separate letter, such counsel advises that its work in connection with this matter did not disclose any information that caused such counsel to believe that:

(i) As of the Effective Date, the Registration Statement or any amendment thereto prior to the Closing Date (except for the financial statements, financial statement schedules and other financial or accounting data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, as to which we express no such belief), included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of the Applicable Time, the Time of Sale Prospectus (except for the financial statements, financial statement schedules and other financial or accounting data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, in each case, as to which such counsel expresses no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) at the Closing Date, the U.S. Prospectus or any amendment or supplement thereto (except for the financial statements, financial statement schedules and other financial or accounting data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, as to which such counsel expresses no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)                                  The Underwriters shall have received at the Closing Time a legal opinion dated the Closing Date, in form and substance satisfactory to counsel to the Underwriters, acting reasonably, addressed to the Underwriters and their counsel from Dinse, Knapp & McAndrew, P.C., Vermont counsel to Bauer Hockey, Inc., as to the laws of Vermont (which counsel in turn may rely as to matters of fact, on certificates of the auditors of the Corporation and the Subsidiaries, as applicable, government officials and officers of the Corporation and Subsidiaries, as applicable, the representations and warranties of the Corporation made elsewhere herein, and letters from stock exchange representatives and transfer agents) with respect to BPS US Holdings Inc. being the registered owner of 100% of the issued and outstanding shares of, or other equity interests in, Bauer Hockey, Inc.

(d)                                 The Underwriters shall have received at the Closing Time a legal opinion and disclosure letter of Norton Rose Fulbright Canada LLP, Canadian counsel to the Underwriters, dated the Closing Date, addressed to the Underwriters in form and content to the reasonable satisfaction of the Underwriters with respect to such matters as the Underwriters reasonably request.

(e)                                  The Underwriters shall have received at the Closing Time a legal opinion and disclosure statement of Davis Polk & Wardwell LLP, United States counsel to the Underwriters, dated the Closing Date, addressed to the Underwriters in form and content to the reasonable satisfaction of the Underwriters with respect to such matters as the Underwriters reasonably request.

13.2                        Delivery of Comfort Letters

The Underwriters shall have received from each of the Corporation’s Auditors and Ernst & Young LLP, at the Closing Time, “bring-down” comfort letters dated the Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters, confirming the continued accuracy of their respective comfort letters to be addressed to the Underwriters pursuant to Section 4.5 with such changes as may be necessary to bring the information in such letter forward to a date not more than two business days prior to the Closing Date.

13.3                        Delivery of Certificates

(a)                                 The Underwriters shall have received at the Closing Time certificates dated the Closing Date, addressed to the Underwriters and counsel to the Underwriters and signed by appropriate officers of the Corporation with respect to the constating documents of the Corporation, all resolutions of the board of directors of the Corporation relating to this Agreement and the Offering, the incumbency and specimen signatures of signing officers of the Corporation.

(b)                                 The Underwriters shall have received at the Closing Time a certificate dated the Closing Date, addressed to the Underwriters and counsel to the Underwriters and signed on behalf of the Corporation by the Chief Executive Officer and the Chief Financial Officer of the Corporation or other officers of the Corporation acceptable to the Underwriters, certifying for and on behalf of the Corporation, after having made enquiry and after having examined the Offering Documents, that:

(i)                                     since the date as of which information is given in the Offering Documents there has been no Material Adverse Change and no development involving a prospective Material Adverse Change of the Corporation, and that no material transaction has been entered into by the Corporation or the Subsidiaries other than as disclosed in the Offering Documents;

(ii)                                  the Offering Documents (other than any Underwritter Information) do not contain a misrepresentation (as hereinafter defined) and contain full, true and plain disclosure of all material facts relating to the Securities;

(iii)                               the Corporation has complied in all material respects with the terms and conditions of this Agreement on its part to be complied with at or prior to the Closing Time; and

(iv)                              the representations and warranties of the Corporation contained in this Agreement and in any certificates or other documents delivered by the Corporation pursuant to or in connection with this Agreement are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated by this Agreement.

13.4                        Additional Conditions

(a)                                 The Securities shall have been approved for listing on the TSX as of the opening of business on the Closing Date and the Option Closing Date, as applicable, subject to the fulfillment of the usual post-closing requirements;

(b)                                 At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance;

(c)                                  At the Closing Time, the Financial Industry Regulatory Authority, Inc. shall have confirmed to the Underwriters that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the Offering; and

(d)                                 the “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Joint Bookrunners, on behalf of the Underwriters, and the Kohlberg Funds (as defined in the Offering Documents), each of the officers and each of the directors of the Corporation relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to the Joint Bookrunners on or before the date hereof, shall be in full force and effect on the Closing Date.

14.                               Conditions to Underwriters Obligations to Purchase the Additional Securities

The several obligations of the Underwriters to purchase Additional Securities hereunder are subject to the delivery to the Joint Bookrunners on behalf of the Underwriters on the applicable Option Closing Date of the following:

(a)                                 the opinion of each of Stikeman Elliot LLP, Paul, Weiss, Rifkind, Wharton & Garrison LLP, Dinse, Knapp & McAndrew, P.C., Norton Rose Fulbright Canada LLP, and Davis Polk & Wardwell LLP, dated the Option Closing Date, substantially similar to their respective opinions required by Section 13.1 hereof;

(b)                                 a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from each of the Corporation’s Auditors and Ernst & Young LLP independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 13.2 hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;

(c)                                  certificates, dated the Option Closing Date substantially similar to the certificates referred to in Section 13.3(b) hereof remains true and correct as of such Option Closing Date;

(d)                                 and such other documents as you may reasonably request with respect to the good standing of the Corporation, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

15.                               Rights of Termination

15.1                        Proceedings to Restrict Distribution

If (i) any enquiry, action, suit, investigation or other proceeding is instituted or announced or any order is made by a Governmental Authority in relation to the Corporation, or (ii) there is any change in law, or the interpretation or administration thereof, or (iii) there is a general moratorium on banking activities in the United States or Canada declared by relevant authorities, or (iv) a material disruption in commercial banking or securities settlement or clearance services, or (v) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or the TSX, or (vi) trading of any securities of the Corporation shall have been suspended on the TSX or the New York Stock Exchange, or (vii) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the opinion of any of the Underwriters operates to materially impact, prevent or restrict the distribution or trading of the Securities, any of the Underwriters shall be entitled, at its option and in accordance with Section 15.5, to terminate its obligations under this Agreement by notice to that effect given to the Corporation prior to the Closing Time, or the Option Closing Time, as applicable.

15.2                        Disaster Out Clause

If prior to the Closing Time, or the Option Closing Time, as applicable:

(a)                                 there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any outbreak or escalation of national or international hostilities or any crisis or calamity or any governmental action, law, regulation, inquiry or other similar occurrence which, in the reasonable opinion of any of the Underwriters, materially adversely affects or may materially adversely affect the financial markets in Canada or in the United States or the business, operations or affairs of the Corporation and the Subsidiaries taken as a whole, or the market price, value or marketability of the Securities or any of them; or

(b)                                 any inquiry, investigation or other proceeding, or order, ruling or other pronouncement is issued or announced under or pursuant to any relevant statute or by any stock exchange or other regulatory authority, which, in the reasonable opinion of any of the Underwriters, operates to prevent, suspend, restrict, inhibit or otherwise adversely affect the trading in, or which materially adversely impacts the distribution or the marketability of, the Securities;

any of the Underwriters shall be entitled, at its option, in accordance with Section 15.5, to terminate its obligations under this Agreement by written notice to that effect given to the Corporation at or prior to the Closing Time, or the Option Closing Time, as applicable.

15.3                        Material Change or Change in Material Fact

If, prior to the Closing Time, or the Option Closing Time, as applicable, there should occur or be discovered by any of the Underwriters any material change or a change in any material fact such as is contemplated by Section 9 which, in the opinion of any of the Underwriters, has or could be reasonably expected to have a significant adverse effect on the market price or value of the Securities or could reasonably be expected to result in the purchasers of a material number of Securities exercising their rights under applicable securities laws to withdraw from or rescind their purchase thereof or sue for damages in respect thereof, any Underwriter shall be entitled, at its option and in accordance with Section 15.5, to terminate its obligations under this Agreement by written notice to that effect given to the Corporation at or prior to the Closing Time, or the Option Closing Time, as applicable.

15.4                        Non-Compliance with Conditions

The Corporation agrees that all terms and conditions in Section 13 shall be construed as conditions and shall be complied with so far as they relate to acts to be performed or caused to be performed by it, that it will use its commercially reasonable efforts to cause such conditions to be complied with and that any breach or failure by the Corporation to comply with any such conditions in all material respects shall entitle any of the Underwriters to terminate its obligations to purchase the Purchased Securities and, if the Over-Allotment Option has been exercised, the Additional Securities, by notice to that effect given to the Corporation at or prior to the Closing Time, or, in the case of the Additional Securities, if any, by notice to that effect to the Corporation at or prior to the Option Closing Time, unless otherwise expressly provided in this Agreement. Each Underwriter may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to its rights in respect of any other terms and conditions or any other or subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon an Underwriter only if such waiver or extension is in writing and signed by the Underwriter.

15.5                        Exercise of Termination Rights

The rights of termination contained in Sections 15.1, 15.2, 15.3 and 15.4 may be exercised by any of the Underwriters with respect to the obligation of such Underwriter, and are in addition to any other rights or remedies that any of the Underwriters may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability on the part of the terminating Underwriter(s) to the Corporation or on the part of the Corporation to the terminating Underwriter(s), except in respect of any liability which may have arisen prior to or arise after such termination under Sections 16, 17 or 19. A notice of termination given by an Underwriter under Sections 15.1, 15.2, 15.3 or 15.4 shall not apply to or be binding upon any other Underwriter.

16.                               Indemnity

16.1                        Rights of Indemnity

(a)                                 The Corporation agrees to indemnify and save harmless each of the Underwriters and each of their affiliates, directors, officers, employees and agents, and each person, if any, controlling any Underwriter or any of its subsidiaries and each shareholder of any Underwriter (collectively, the “Indemnified Parties” and individually an “Indemnified Party”) from and against all losses (other than losses of profits or other consequential damages in connection with the distribution of the Purchased Securities or Additional Securities) costs, expenses, claims, actions, damages and liabilities, joint or several, including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims, commenced or threatened, and any and all reasonable expenses whatsoever including the reasonable fees and expenses of counsel of any Underwriter that may be incurred in investigating, preparing for and/or defending any action, suit, proceeding, investigation or claim made or threatened against any Indemnified Party or in enforcing this indemnity, to which an Indemnified Party may become subject insofar as the Claims are caused by, result from, arise out of or are based upon, directly or indirectly:

(i)                                     any information or statement (except any Underwriter Information) contained in any of the Offering Documents (which, in each Offering Document, for greater certainty, includes all Incorporated Documents) or in any certificate of the Corporation, as the case may be, delivered pursuant to this Agreement that at the time and in light of the circumstances under which it was made contains or is alleged to contain a misrepresentation, or, with respect to the Offering Documents other than the Registration Statement, an untrue statement of a material fact or an omission to state a material fact that is required to be stated therein or that is necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, with respect to the Registration Statement, an untrue statement of a material fact or an omission to state a material fact that is required to be stated therein or that is necessary in order to make the statements therein not misleading;

(ii)                                  any order made or enquiry, investigation or proceedings commenced or threatened by any securities commission or other competent authority based upon any misrepresentation or alleged misrepresentation (except any Underwriter Information) contained in any of the Offering Documents (which, in each Offering Document, for greater certainty, includes all Incorporated Documents) preventing or restricting the trading in or the sale or distribution of the Securities in any jurisdiction;

(iii)                               the non-compliance or alleged non-compliance by the Corporation with any of the Canadian Securities Laws or United States Securities Laws; or

(iv)                              any breach by the Corporation of its representations, warranties, covenants or obligations to be complied with under this Agreement.

(b)                                 In respect solely of any claim contemplated by this Section 16 that is asserted in Canada by a purchaser of Securities from the Underwriters in Canada, the rights of indemnity contained in this Section 16 will not inure to the benefit of the Indemnified Parties if the person asserting such claim was not provided by the Indemnified Parties with a copy of any Offering Documents or any Supplementary Material which corrects any misrepresentation which is the basis of the Claim and which is required under applicable Canadian Securities Laws to be delivered to that person by the Underwriters or Selling Firms.

16.2                        Notification of Claims

If any matter or thing contemplated by Section 16.1 (any such matter or thing being referred to as a “Claim”) is asserted against any Indemnified Party in Section 16.1 in respect of which indemnification is or might reasonably be considered to be provided, such Indemnified Party will notify the Corporation as soon as possible of the nature of such Claim (but omission or delay to so notify the Corporation of any potential Claim shall not relieve the Corporation from any liability which it may have to any Indemnified Party and any omission to so notify the Corporation of any actual Claim shall affect the Corporation’s liability only to the extent that it materially prejudices the Indemnified Party hereunder (through the forfeiture of substantive rights and defenses)). The Corporation shall assume the defence of any suit brought to enforce such Claim; provided, however, that the defence shall be conducted through legal counsel reasonably acceptable to the Indemnified Party, and provided that no settlement of any such Claim or admission of liability may be made by the Corporation without the prior written consent of the Indemnified Parties (such consent not to be unreasonably withheld), or unless such settlement, compromise or judgment: (i) includes an unconditional release of each Indemnified Party from all liability arising out of such Claim; and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any Indemnified Party (through the forfeiture of substantive rights and defenses).

16.3                        Right of Indemnity in Favour of Others

With respect to any Indemnified Party who is not a party to this Agreement, the Underwriters shall obtain and hold the rights and benefits of this Section 16 in trust for and on behalf of such Indemnified Party.

16.4                        Retaining Counsel

In any Claim, the Indemnified Party shall have the right to retain other counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party, unless: (i) the Corporation and the Indemnified Party shall have mutually agreed to the retention of the other counsel; (ii) the named parties to any such Claim (including any added third or impleaded party) include the Indemnified Party and the Corporation and the Indemnified Party has been advised in writing by legal counsel that the representation of all parties by the same counsel would be inappropriate due to the actual or potential differing interests between them; or (iii) the Corporation shall not have assumed responsibility for the Claim and retained acceptable counsel within 10 days following receipt by the Corporation of notice of any such Claim from the Indemnified Party, provided, however, that no settlement of any such Claim or admission of liability may be made by the Indemnified Party without the prior written consent of the Corporation acting reasonably, but if settled with such consent or if there be a final judgment for the plaintiff, the Corporation agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested in writing the Corporation to reimburse the Indemnified Party for reasonably incurred fees and expenses of counsel as contemplated in the first sentence of this Section 16.4, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Corporation of the aforesaid written request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement.  Notwithstanding anything to the contrary in this Agreement, in no event will the Corporation be liable for (A) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters, and (B) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Corporation.

17.                               Contribution

17.1                        Rights of Contribution

In order to provide for a just and equitable contribution in circumstances in which the indemnity provided in Section 16.1 would otherwise be available in accordance with its terms but is, for any reason not solely attributable to any one or more of the Indemnified Parties, held to be unavailable to, insufficient or unenforceable by the Indemnified Parties or enforceable otherwise than in accordance with its terms, the Corporation and the Indemnified Parties shall contribute to the aggregate of all claims, expenses, costs and liabilities and all losses of a nature contemplated by Section 16.1 in such proportions to reflect the relative fault of the Corporation, on the one hand, and the Indemnified Parties, on the other hand, in connection with the Claim or Claims which resulted in such losses, claims, damages, liabilities, costs or expenses, as determined by final judgment of a court of competent jurisdiction, as well as any other relevant equitable considerations; provided, however, that: (i) the Indemnified Parties shall not in any event be liable to contribute, in the aggregate, any amounts in excess of such aggregate Underwriting Fee or any portion of such fee actually received; and (ii) no party who has been determined by a court of competent jurisdiction in a final judgment to have engaged in any fraud, willful default, fraudulent misrepresentation or gross negligence in connection with the Claim or Claims which resulted in such losses, claims, damages, liabilities, costs or expenses shall be entitled to claim contribution from any person who has not engaged in such fraud, willful default, fraudulent misrepresentation or gross negligence in connection with such Claim or Claims.

For greater certainty, the Corporation will not have any obligation to contribute pursuant to this Section 17 in respect of any Claim except to the extent the indemnity given by it in Section 16.1 is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein.

17.2                        Rights of Contribution in Addition to Other Rights

The rights to contribution provided in this Section 17 shall be in addition to and not in derogation of any other right to contribution which the Indemnified Parties may have by statute or otherwise at law.

17.3                        Calculation of Contribution

In the event that the Corporation may be held to be entitled to contribution from the Indemnified Parties under the provisions of any statute or at law, the Corporation shall be limited to contribution in an amount not exceeding the lesser of:

(a)                                 the portion of the full amount of the loss or liability giving rise to such contribution for which the Indemnified Parties are responsible, as determined in Section 17.1; and

(b)                                 the amount of the Underwriting Fee actually received by the Underwriters under this Agreement;

and an Indemnified Party shall in no event be liable to contribute any amount in excess of such Indemnified Party’s portion of the Underwriting Fee actually received under this Agreement.

17.4                        Notice

If the Indemnified Parties have reason to believe that a claim for contribution may arise, they shall give the Corporation notice of such claim in writing, as soon as reasonably possible, but failure to notify the Corporation shall not relieve the Corporation of any obligation which it may have to the Indemnified Parties under this Section 17 except to the extent that it is actually materially prejudiced thereby.

17.5                        Right of Contribution in Favour of Others

With respect to this Section 17, the Corporation acknowledges and agrees that the Underwriters are contracting on their own behalf and as agents for their affiliates, directors, officers, employees and agents, and each person, if any, controlling any Underwriter or any of its subsidiaries and each shareholder of any Underwriter. The Underwriters’ respective obligations to contribute pursuant to this Section 17 are several in proportion to the percentages of Securities set forth opposite their respective names in Section 20 hereof and not joint.

17.6                       Remedy Not Exclusive

The remedies provided for in this Section 17 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any party at law or in equity.

18.                               Severability

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

19.                               Expenses

19.1                        Fees and Expenses of Offering

Whether or not the transactions contemplated by this Agreement shall be completed, all expenses of or incidental to the sale and delivery of the Securities and all reasonable expenses of or incidental to all other matters in connection with the transactions set out in this Agreement shall be borne by the Corporation including, without limitation, (i) fees and expenses payable in connection with the qualification of the Securities for distribution, (ii) the fees relating to listing the Securities on any exchanges and arranging for clearance and settlement arrangements, (iii) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority, (iv) the fees and expenses of counsel to the Corporation, (v) all fees and expenses of local counsel of the Corporation, (vi) all fees and expenses of the Corporation’s auditors and (vii) all costs incurred in connection with the preparation, filing, translating and printing of the Offering Documents, “green sheets” and certificates representing the Securities (including any transfer taxes and any stamp or other duties payable upon the sale and delivery of the Securities to the Underwriters).

To the extent applicable, all expenses and other amounts payable under the terms of this Agreement shall be paid without any set-off.

19.2                        Fees and Expenses of Underwriters

The Underwriters will be responsible for their “out-of-pocket” expenses and the fees and disbursements of their legal counsel, except that the Corporation will be responsible for reimbursing the Underwriters for all of these fees, disbursements and expenses, to the extent they are reasonably incurred if the Offering is not completed due to any failure of the Corporation to comply with the terms of this Agreement or due to the exercise of the termination rights of the Underwriters under Section 15.

19.3                        Reimbursement of Fees and Expenses

Whether or not the transactions contemplated by this Agreement shall be completed, all fees and expenses incurred by the Underwriters which are required to be borne by the Corporation hereunder, shall be payable by the Corporation promptly upon receiving an invoice therefor from the Underwriters.

20.                               Rights to Purchase

20.1                        Obligation of Underwriters to Purchase

Subject to the terms and conditions of this Agreement, the obligation of the Underwriters (directly or through their Canadian affiliates, as applicable) to purchase the Purchased Securities or the Additional Securities at the Closing Time or at the Option Closing Time, as the case may be, shall be several and not joint and shall be limited to the percentage of the Purchased Securities or the Additional Securities, as the case may be, set out opposite the name of the respective Underwriters below:

Morgan Stanley & Co. LLC	[ ]	%
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[ ]	%
RBC Capital Markets, LLC	[ ]	%
Paradigm Capital Inc.	[ ]	%
Roth Capital Partners, LLC	[ ]	%
GMP Securities L.P.	[ ]	%
D.A. Davidson & Co.	[ ]	%

Wedbush Securities Inc.	[ ]	%

Subject to Section 20.3, if an Underwriter (a “Refusing Underwriter”) shall fail to purchase its applicable percentage of the Purchased Securities or the Additional Securities, as the case may be (the “Defaulted Securities”), at the Closing Time or the Option Closing Time, as the case may be, the remaining Underwriters (the “Continuing Underwriters”) will be entitled, at their option, to purchase, severally and not jointly, all but not less than all of the Defaulted Securities on a pro rata basis among the Continuing Underwriters in proportion to the percentage of Purchased Securities which such Continuing Underwriters have agreed to purchase pursuant to this Agreement or in any proportion agreed upon, in writing, by the Continuing Underwriters. If no such arrangement has been made and the number of Defaulted Securities to be purchased by the Refusing Underwriters does not exceed 10% of the total number of the Purchased Securities or the Additional Securities, as the case may be, the Continuing Underwriters will be obligated to purchase, on a pro-rata basis (based on the percentages shown above) all, but not less than all of, the Defaulted Securities on the terms set out in this Agreement. If the number of Defaulted Securities to be purchased by the Refusing Underwriters exceeds 10% of the total number of the Purchased Securities or the Additional Securities, as the case may be, the Continuing Underwriters will not be obliged to purchase the Defaulted Securities and, if the Continuing Underwriters do not elect to purchase the Defaulted Securities, the Continuing Underwriters will not be obliged to purchase any of the Purchased Securities or the Additional Securities, as the case may be, and there shall be no further liability on the part of the Corporation or the Underwriters except in respect of any liability which may have arisen or may arise under Sections 16, 17 and 19. Nothing in this Section 20 shall oblige the Corporation to sell to the Underwriters fewer than all of the Purchased Securities or the Additional Securities covered by the Over-Allotment Option Notice, as the case may be, or relieve from liability to the Corporation any Underwriter which shall be so in default.

20.2                        Purchases by Other Underwriters

If the amount of the Purchased Securities or the Additional Securities, as the case may be, that the remaining Underwriters wish to purchase exceeds the amount of the Purchased Securities or the Additional Securities, as the case may be, that would otherwise have been purchased by an Underwriter that is in default, such Purchased Securities or Additional Securities, as the case may be, shall be divided pro rata among the Underwriters desiring to purchase such Purchased Securities or Additional Securities, as the case may be, in proportion to the percentage of Purchased Securities or Additional Securities, as the case may be, that such Underwriters have agreed to purchase as set out in Section 20.1.

20.3                        Rights to Purchase of Other Underwriters

In the event that one or more but not all of the Underwriters shall exercise their right of termination under Section 14(b), the remaining Underwriters shall have the right, but shall not be obligated, to purchase all of the percentage of the Purchased Securities or Additional Securities, as the case may be, that would otherwise have been purchased by such Underwriters which have so exercised their right of termination. If the amount of such Purchased Securities or Additional Securities, as the case may be, that the remaining Underwriters wish, but are not obliged, to purchase exceeds the amount of such Purchased Securities or Additional Securities, as the case may be, which remain available for purchase, such Purchased Securities or Additional Securities, as the case may be, shall be divided pro rata among the Underwriters desiring to purchase such Purchased Securities or Additional Securities, as the case may be, in proportion to the percentage of Purchased Securities or Additional Securities, as the case may be, which such Underwriters have agreed to purchase as set out in Section 20.1.

21.                               Restrictions of Further Issuances and Sales

The Corporation hereby agrees that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the Underwriters, it will not, during the period ending 45 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act or any other securities so owned convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (3) file any registration statement with the SEC relating to the Offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares.

The restrictions contained in the preceding paragraph shall not apply to (a) the Securities to be sold hereunder or (b) the issuance by the Corporation of Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing (including any description thereof in the Registration Statement and the Time of Sale Prospectus) or grants of stock options or restricted stock in accordance with the terms of an employee stock option plan in effect on the date hereof and described in the Registration Statement and the Time of Sale Prospectus.  Notwithstanding the foregoing, if (1) during the last 17 days of the Restricted Period the Corporation issues an earnings release or a material fact relating to the Corporation occurs; or (2) prior to the expiration of the Restricted Period, the Corporation announces that it will release earnings results during the 16 day period beginning on the last day of the Restricted Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material fact. The Corporation agrees to provide the Joint Bookrunners and each individual subject to the Restricted Period pursuant to the lock-up letters described in this Section 21 with prior notice of any such announcement that gives rise to an extension of the initial Restricted Period.

If Morgan Stanley & Co. LLC, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 13.4(d) hereof for an officer or director of the Corporation and provides the Corporation with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Corporation agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

22.                               Survival of Representations and Warranties

22.1                        Survival of Representations and Warranties of the Corporation

The representations, warranties, obligations and agreements of the Corporation contained herein or in any certificate delivered pursuant hereto shall survive the purchase by the Underwriters of the Securities and shall continue in full force and effect for the benefit of the Underwriters for a period of five years plus 30 days from the Closing Date or the Option Closing Time, if the Over-Allotment Option is exercised (the “Survival Period”) notwithstanding any subsequent disposition by the Underwriters of the Securities; provided that the indemnification obligations of the Corporation set forth in Section 16 in respect of any Claim with respect to which written notice has been given by an Indemnified Party to the Corporation specifying the nature of such Claim on or before the end of the Survival Period in each case shall survive indefinitely.

23.                               Stabilization

In connection with the distribution of the Securities, the Underwriters and members of their selling group (if any) may over-allot or effect transactions which stabilize or maintain the market price of the Common Shares at levels other than those which might otherwise prevail in the open market, in compliance with applicable Canadian Securities Laws, United States Securities Laws and the rules and regulations of applicable stock exchanges. Those stabilizing transactions, if any, may be discontinued at any time.

24.                               Time, Assignment

Time is of the essence in the performance of the parties’ respective obligations under this Agreement. The terms and provisions of this Agreement will be binding upon and inure to the benefit of the Corporation and the Underwriters and their respective successors and assigns; provided that, except as otherwise provided in this Agreement, this Agreement will not be assignable by any party without the written consent of the others and any purported assignment without such consent will be invalid and of no force and effort.

25.                               Governing Law; Submission to Jurisdiction; Appointment of Agent for Service

25.1                        This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

25.2                        The Corporation irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, any of the Offering Documents or the Offering.  The Corporation irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.  To the extent that the Corporation has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Corporation irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

25.3                        The Corporation hereby irrevocably appoints Bauer Hockey Inc., with offices at 100 Domain Drive, Exeter NH 03833-4801 as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent.  The Corporation waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto.  The Corporation represents and warrants that such agent has agreed to act as the Corporation’s agent for service of process, and the Corporation agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

26.                               No Fiduciary Duty

The Corporation acknowledges that in connection with the Offering:  (a) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Corporation or any other person, (b) the Underwriters owe the Corporation only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (c) the Underwriters may have interests that differ from those of the Corporation.  The Corporation waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the Offering.

27.                               Notice

27.1                        Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a “notice”) shall be in writing addressed as follows:

If to the Corporation, addressed and sent to:

Performance Sports Group Ltd.

100 Domain Drive

Exeter, NH 03833

Attention: Kevin Davis

Facsimile: (603) 430-7332

Email: kevin.davis@bauer.com

with a copy (which shall not constitute notice) to:

Stikeman Elliott LLP

5300 Commerce Court West

199 Bay Street

Toronto, ON M5L 1B9

Canada

Attention: Ian Putnam

Facsimile No.: (416) 947-0866

and with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

Toronto-Dominion Centre

77 King Street West, Suite 3100

Toronto, ON M5K 1J3

Canada

Attention: Andrew J. Foley

Facsimile No.: (212) 492-0078

If to Morgan Stanley & Co. LLC, addressed and sent to:

1585 Broadway

New York, New York 10036

United States of America

Attention: Equity Syndicate Desk, with a copy to the Legal Department

If to Merrill Lynch, Pierce, Fenner & Smith Incorporated, addressed and sent to:

One Bryant Park

New York, New York 10036

United States of America

Attention: Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730)

If to RBC Capital Markets, LLC, addressed and sent to:

200 Vesey Street, 8th floor

New York, New York 10281

United States of America

Attention: Michael Goldberg

Email: michael.goldberg@rbccm.com

In each case, with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

United States of America

Attention: Richard D. Truesdell, Jr.

Facsimile No.: 212-701-5674

and with a copy (which shall not constitute notice) to:

Norton Rose Fulbright Canada LLP

Suite 3800

Royal Bank Plaza, South Tower

200 Bay Street, P.O. Box 84

Toronto, Ontario M5J 2Z4

Canada

Attention: Pierre Dagenais
Facsimile No.: (416) 216-3930

27.2                        or to such other address as any of the parties may designate by giving notice to the others in accordance with this Section 27. Each notice shall be personally delivered to the addressee or sent by fax or e-mail to the addressee and a notice that is personally delivered shall, if delivered on a business day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first business day following the day on which it is delivered; and

27.3                        a notice that is sent by fax or e-mail shall be deemed to be given and received on the first business day following the day on which it is sent.

28.                               Authority of Joint Bookrunners

Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC, as the Joint Bookrunners, are hereby authorized by each of the other Underwriters to act on its behalf, and the Corporation shall be entitled to and shall act on any notice given in accordance with Section 27 by the Joint Bookrunners or agreement entered into by or on behalf of the Underwriters by the Joint Bookrunners, which represent and warrant that they have irrevocable authority to bind the Underwriters, except in respect of Sections 14(b), 16, 17 and 20. The Joint Bookrunners shall, where practicable, consult with the other Underwriters concerning any matter in respect of which they act as representative of the Underwriters.

29.                               Counterparts

This Agreement may be executed by the parties to this Agreement in counterpart and may be executed and delivered by facsimile or other electronically transmitted format and all such counterparts, facsimiles and electronically transmissions shall together constitute one and the same agreement.

30.                               USA Patriot Act

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Corporation, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

31.                               Entire Agreement

The terms and conditions of this Agreement supersede any previous verbal or written agreement among the Underwriters (or any of them) and the Corporation with respect to the subject matter hereof. This Agreement represents the entire agreement between the Corporation and the Underwriters with respect to the Offering and the purchase and sale of the Securities contemplated hereunder.

32.                               Headings

The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

33.                               Effectiveness

This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

[The remainder of this page is intentionally left blank.]

If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing the enclosed copies of this letter where indicated below and returning the same to the Joint Bookrunners upon which this letter as so accepted shall constitute an Agreement among us.

Yours very truly,

MORGAN STANLEY & CO. LLC		MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:		By:
	[Name]		[Name]
	[Title]		[Title]

RBC CAPITAL MARKETS, LLC

By:
[Name]
[Title]

PARADIGM CAPITAL INC.		ROTH CAPITAL PARTNERS, LLC

By:		By:
	[Name]		[Name]
	[Title]		[Title]

GMP SECURITIES L.P.
By:
[Name]
[Title]

D.A. DAVIDSON & CO.		WEDBUSH SECURITIES INC.

By:		By:
	[Name]		[Name]
	[Title]		[Title]

Accepted and agreed to by the undersigned as of the date of this Agreement first written above.

PERFORMANCE SPORTS GROUP LTD.

By:
Amir Rosenthal
Chief Financial Officer

Signature Pages to Underwriting Agreement

SCHEDULE I

Time of Sale Prospectus

1.                                     U.S. Preliminary Prospectus issued June 9, 2014

2.                                      Issuer Free Writing Prospectus dated June 9, 2014

3.                                      Pricing Information Conveyed Orally by the Underwriters:

a.                                      Offered Shares: [    ]

b.                                      Additional Offered Shares pursuant to the Overallotment Option: up to [    ]

c.                                       Price to the public: $[        ] per Offered Share

I-1

EXHIBIT A

FORM OF LOCK-UP LETTER

, 20

Morgan Stanley & Co. LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
RBC Capital Markets, LLC

c/o       Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC (the “Joint Bookrunners”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Performance Sports Group Ltd. (f/k/a Bauer Performance Sports Ltd.), a British Columbia corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Joint Bookrunners, of        common shares of the Company (the “Common Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 45 days after the date of the final prospectus (the “Restricted Period)” relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (a) transactions relating to Common Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 13(d) or Section 13(g) of the Exchange Act or the related rules thereunder shall be required or shall be voluntarily made in connection with subsequent sales of Common Shares or other securities acquired in such open market transactions, (b) transfers of Common Shares or any security convertible into Common Shares as a bona fide gift (including for bona fide estate planning purposes), or (c) distributions of shares of Common Shares or any security convertible into Common Shares to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 13(d) or 13(g) of the Exchange Act or the related rules thereunder, reporting a reduction in beneficial ownership of Common Shares, shall be required or shall be voluntarily made during the Restricted Period.  In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Shares except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Common Shares the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) Morgan Stanley agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, Morgan Stanley will notify the Company of the impending release or waiver, and (ii) the Company will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by Morgan Stanley hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

If:

(1)                                 during the last 17 days of the Restricted Period the Company issues an earnings release or a material fact (as defined in the Underwriting Agreement) relating to the Company occurs; or

(2)                                 prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material fact.  The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the initial Restricted Period and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial Restricted Period unless the undersigned requests and receives prior written confirmation from the Company or Morgan Stanley that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

, 20

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Performance Sports Group Ltd. (f/k/a Bauer Performance Sports Ltd.), a British Columbia corporation (the “Company”), of        common shares (the “Common Shares”) of the Company and the lock-up letter dated         , 20     (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated         , 20    , with respect to          Common Shares (the “Securities”).

Morgan Stanley & Co. LLC  hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Securities, effective           , 20    ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release].  This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

1

Acting severally on behalf of itself and the several Underwriters named in Schedule I hereto

By:
Name:
Title:

cc:  Company

EXHIBIT C

FORM OF PRESS RELEASE

Performance Sports Group Ltd.

[Date]

Performance Sports Group Ltd. (the “Company”) announced today that Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC, the lead book-running managers in the Company’s recent public sale of            common shares is [waiving][releasing] a lock-up restriction with respect to          common shares of the Company held by [certain officers or directors] [an officer or director] of the Company.  The [waiver][release] will take effect on         , 20     , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.